Exhibit 99.2

SIDLEY AUSTIN LLP

Thomas R. Califano (24122825)

Rakhee V. Patel (00797213)

Jeri Leigh Miller (24102176)

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Telephone: (214) 981-3300

Facsimile:  (214) 981-3400

Email:    tom.califano@sidley.com

rpatel@sidley.com

jeri.miller@sidley.com

SIDLEY AUSTIN LLP

Ameneh Bordi (admitted pro hac vice)

Weiru Fang (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 839-5300

Facsimile:  (212) 839-5599

Email:    abordi@sidley.com

weiru.fang@sidley.com

Counsel for the Debtors and

Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

EBIX, INC., et al.,[1]	Case No. 23-80004 (SWE)

Debtors.	(Jointly Administered)

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Ebix, Inc. (1975), Vertex, Incorporated. (6295), P.B. Systems, Inc. (9074), Ebix Consulting, Inc. (6666), Ebix US, LLC (N/A), Facts Services, Inc. (1348), Doctors Exchange, Inc. (N/A), Ebix International LLC (N/A), Agency Solutions.com, LLC d/b/a Health Connect LLC (N/A), ConfirmNet Corporation (2737), A.D.A.M., Inc. (8070), and Ebix Latin America, LLC (N/A). The Debtors’ mailing address is 1 Ebix Way, Johns Creek, Georgia 30097.

FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST AMENDED

JOINT CHAPTER 11 PLAN OF EBIX, INC. AND ITS DEBTOR AFFILIATES

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT APPROVES A DISCLOSURE STATEMENT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

Ebix, Inc. (“Ebix”) and its affiliated debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors” and together with their non-Debtor affiliates, the “Company”) are providing you with the information in this First Amended Disclosure Statement for the First Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates (as may be further amended, modified, altered, revised or supplemented from time to time, the “Disclosure Statement”) because you are a creditor whose rights are governed by the Debtors’ First Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates [Docket No. 686-1] (as may be further amended, modified, altered, revised or supplemented from time to time, the “Plan”) or are otherwise a party in interest in the Debtors’ chapter 11 cases (the “Chapter 11 Cases”). Nothing in this Disclosure Statement may be relied upon or used by any Person for any other purpose.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) will confirm the Plan or, if the Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or otherwise waived.

The Board of Directors approved the transactions contemplated by the Plan and described in this Disclosure Statement. The Debtors assert that the compromises contemplated under the Plan are fair and equitable, maximize the value of the Estates2 and provide the best recovery to Holders of Claims or Interests.

RECOMMENDATION BY THE DEBTORS

THE DEBTORS’ BOARD OF DIRECTORS HAS APPROVED THE REORGANIZATION TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT. THE DEBTORS STRONGLY RECOMMEND THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE CLAIMS AND BALLOTING AGENT BY NO LATER THAN JULY 25, 2024, AT 4:00 P.M. (PREVAILING CENTRAL TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOT.

[2]

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Forms of Ballots and Notices in Connection with Confirmation of the Plan, (III) Scheduling Certain Dates with Respect Thereto, and (IV) Granting Related Relief [Docket No. 466].

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR THAT OR ANY OTHER PURPOSE.

HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED REORGANIZATION TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE

ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN AND THE PSA.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE IX OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED

STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN.

TABLE OF CONTENTS

I.	QUESTIONS AND ANSWERS REGARDING THE DISCLOSURE STATEMENT AND THE PLAN.	1

	A. What is chapter 11?	1

	B. Why are the Debtors sending me this Disclosure Statement?	1

	C. Am I entitled to vote on the Plan?	1

	D. The Plan describes Reorganization Transactions that the Debtors intend to pursue. What is the Reorganization Transaction?	2

	E. What will I receive from the Debtors if the Plan is consummated?	2

	F. What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?	2

	G. Are any regulatory approvals required to consummate the Plan?	2

	H. What happens to my recovery if the Plan is not confirmed or does not go effective?	3

	I. If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation”?	3

	J. What are the sources of Cash and other consideration required to fund the Plan?	3

	K. What is a Litigation Trust?	3

	L. Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?	3

	M. When is the deadline to vote on the Plan?	4

	N. How do I vote on the Plan?	4

	O. Why is the Bankruptcy Court holding a Confirmation Hearing?	5

	P. What is the purpose of the Confirmation Hearing?	5

	Q. Who do I contact if I have additional questions with respect to the Disclosure Statement or the Plan?	5

	R. Do the Debtors recommend voting in favor of the Plan?	5

II.	OVERVIEW OF THE PLAN	6

	A. Introduction	6

	1. These Chapter 11 Cases	6

	2. The Plan	6

	B. The Adequacy of This Disclosure Statement	7

	C. Summary of Classes and Treatments of Claims or Interests	8

	D. Solicitation Package	9

	E. Voting and Confirmation of the Plan	10

1

	1. Certain Factors to be Considered Prior to Voting	10

	2. Voting Procedures and Requirements	10

	3. Plan Objection Deadline	11

	4. Confirmation Hearing	11

	5. Confirmation	11

	6. Acceptance	12

	7. Feasibility	12

	8. Best Interests Test; Liquidation Analysis	12

	9. Compliance with Applicable Provisions of the Bankruptcy Code	13

	10. Alternatives to Confirmation and Consummation of the Plan	13

	F. Purpose of the Disclosure Statement and Notice to Creditors	13

	G. Releases by the Debtors Set Forth in the Plan	14

	H. Amendments to the Plan	14

III.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW	14

	A. Corporate History	14

	B. Overview of the Debtors’ Operations	15

	1. Insurance Exchange	15

	2. EbixRCS	15

	3. Ebix Consulting	16

	4. Continuing Medical Education	16

	5. Related International Businesses	16

	C. The Debtors’ Prepetition Capital Structure	17

	1. Prepetition Credit Agreement	17

	2. Unsecured/Trade Debt	18

	3. Equity Interests	19

	4. Intercompany Relationships	19

IV.	EVENTS LEADING TO THESE CHAPTER 11 CASES	20

	A. Negotiations with DIP Secured Parties & Out-of-Court-Repayment Efforts	20

	1. 2021 Refinancing Process	20

	2. EbixCash IPO	20

	3. 2022 Refinancing Process	21

	4. 2023 Sale Process	21

	5. Engagement of Additional Advisors	21

2

	6. Addition of Directors & Establishment of Finance Committee	21

	7. Extension of Prepetition Credit Facility Maturity Date & Forbearance Agreement	21

	B. Interest Rate Pressures	22

	C. Auditor Issues	22

	D. Shareholder Litigation	23

	E. Related International Business Issues	23

	F. Prepetition Marketing Process	25

	G. RSA	25

V.	EVENTS DURING CHAPTER 11 CASES	26

	A. Administration of These Chapter 11 Cases	26

	1. Commencement of the Chapter 11 Cases	26

	2. First Day Relief	26

	3. DIP Facility	27

	4. Filing of Retention Applications and Related Motions	28

	5. Filing of the Schedules, Statements of Financial Affairs	29

	6. Employee Incentive and Retention Plans	29

	7. Statutory Committees	30

	8. Meeting of Creditors	30

	9. Establishment of Bar Dates	30

	10. Rule 2004 Exams	30

	11. Exclusivity	31

	12. Partial Paydown	31

	B. The Compensation Investigation	31

	C. Postpetition Sale of the L&A Assets	32

	D. Sale and Marketing Process of Remaining Assets and Solicitation of Plan Sponsors	33

	1. Postpetition Marketing for Rest of World Assets	34

	2. Non-L&A Stalking Horse	34

	E. Reorganization Transactions	35

	F. Non-L&A Sale Transactions	36

	1. Fortium Sale	36

	2. Everyday Health Media Sale	36

	3. Other Sales	36

3

VI.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	37

	A. DIP Claims	37

	B. General Administrative Expense Claims	37

	C. Professional Claims	38

	1. Final Fee Applications and Payment of Professional Claims	38

	2. Professional Claim Reserve Account	38

	3. Post-Effective Date Fees and Expenses	39

	D. Priority Tax Claims	39

	E. Classification and Treatment of Claims and Interests	39

	1. Treatment of Claims and Interests	40

	2. Special Provision Governing Unimpaired Claims	44

	3. Elimination of Vacant Classes	44

	4. Acceptance or Rejection of the Plan	44

	5. Confirmation and 1129(b) of the Bankruptcy Code	44

	6. Subordination of Claims	44

	7. Subordination Agreements	45

VII.	MEANS FOR IMPLEMENTATION OF THE PLAN	45

	A. No Substantive Consolidation	45

	B. General Settlement of Claims and Interests	45

	C. Transactions	45

	D. Reorganization Transactions	45

	1. New Money Investment and Issuance of Reorganized Ebix Interests	45

	2. Assumed Liabilities	46

	3. Exit Financing Facility	46

	E. Non-L&A Sales	47

	F. Litigation Trust	47

	1. Interest in the Litigation Trust	47

	2. Creation and Governance of the Litigation Trust	47

	3. Litigation Trustee and Litigation Trust Agreement	48

	4. Cooperation of Post-Effective Date Debtors	48

	5. Litigation Trust Causes of Action	48

	6. Litigation Trust Fees and Expenses	49

	7. Tax Treatment	49

	8. Termination and Dissolution of the Litigation Trust	50

	9. Single Satisfaction of Allowed Claims From Litigation Trust	50

4

	G. Sources of Consideration for Plan Distributions	50

	H. Cancellation of Existing Securities	50

	I. Corporate Action	51

	J. Effectuating Documents; Further Transactions	52

	K. Corporate Existence	52

	L. Vesting of Assets in the Post-Effective Date Debtors	53

	M. New Organizational Documents	53

	N. Post-Effective Date Ebix Board	54

	O. Employee Benefits	54

	P. Exemption from Certain Taxes and Fees	55

	Q. Preservation of Causes of Action	55

	1. Maintenance of Causes of Action	55

	2. Preservation of All Causes of Action Not Expressly Settled or Released	56

	R. Closing the Chapter 11 Cases	56

	S. Payment of Certain Fees	56

	T. Fiduciary Duties	57

VIII.	TREATMENT OF EXECUTORY CONTRACTS AND/OR UNEXPIRED LEASES	57

	A. Assumption and Rejection of Executory Contracts and/or Unexpired Leases	57

	1. Reorganization Transactions	57

	2. Non-L&A Sales	57

	3. General Provisions	58

	B. Claims Based on Rejection of Executory Contracts and/or Unexpired Leases	59

	C. Preexisting Obligations to the Debtors Under Executory Contracts and/or Unexpired Leases	59

	D. Insurance Policies	60

	E. Reservation of Rights	61

	F. Contracts and Leases Entered Into After the Petition Date	61

IX.	PROVISIONS GOVERNING DISTRIBUTIONS	61

	A. Timing and Calculation of Amounts to Be Distributed	61

	B. Disbursing Agent	61

	C. Rights and Powers of Disbursing Agent	61

	1. Powers of Disbursing Agent	61

	2. Expenses Incurred on or After the Effective Date	62

5

	D. Delivery of Distributions and Undeliverable or Unclaimed Distributions	62

	1. Record Date for Distribution	62

	2. Delivery of Distributions in General	62

	3. Undeliverable Distributions and Unclaimed Property	62

	4. Surrender of Canceled Instruments or Securities	63

	E. Manner of Payment	63

	F. Compliance with Tax Requirements	63

	G. Allocations	63

	H. [Intentionally Omitted]	63

	I. Foreign Currency Exchange Rates	63

	J. Setoffs and Recoupments	64

	K. Minimum Cash Distributions	64

	L. Claims Paid or Payable by Third Parties	64

	1. Claims Paid by Third Parties	64

	2. Claims Payable by Third Parties	65

	3. Applicability of Insurance Contracts	65

X.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	65

	A. Allowance of Claims	65

	B. Claims Administration Responsibilities	65

	C. Adjustment to Claims Without Objection	66

	D. Time to File Objections to Claims	66

	E. Disallowance of Claims or Interests	66

	F. Amendments to Proofs of Claim	66

	G. No Transfers of Claims After Effective Date	66

	H. No Distributions Pending Allowance	67

	I. Distributions After Allowance	67

XI.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	67

	A. Discharge of Claims and Termination of Interests	67

	B. Release of Liens	68

	C. Release of Claims and Causes of Action	68

	1. Releases by the Debtors and Their Estates	68

	2. Release by Third Parties	70

	D. Waiver of Statutory Limitations on Releases	71

6

	E. Exculpation	71

	F. Injunction	72

	G. Binding Nature of the Plan	73

	H. Protections Against Discriminatory Treatment	73

	I. Reimbursement or Contribution	73

	J. Gatekeeping Provision	73

XII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	74

	A. Conditions Precedent to the Effective Date	74

	B. Waiver of Conditions	76

	C. Effect of Failure of Conditions	76

	D. Substantial Consummation	76

XIII.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	76

	A. Modification and Amendments	76

	B. Effect of Confirmation on Modifications	76

	C. Revocation or Withdrawal of Plan	77

XIV.	RETENTION OF JURISDICTION	77

XV.	MISCELLANEOUS PROVISIONS	79

	A. Immediate Binding Effect	79

	B. Dissolution of the Creditors’ Committee	79

	C. Additional Documents	80

	D. Payment of Statutory Fees	80

	E. Reservation of Rights	80

	F. Successors and Assigns	80

	G. Notices	80

	H. Term of Injunctions or Stays	81

	I. Entire Agreement	82

	J. Exhibits and Annexes	82

	K. Non-Severability of Plan Provisions	82

	L. Governing Law	82

	M. Waiver or Estoppel	83

XVI.	PLAN CONFIRMATION AND CONSUMMATION	83

	A. The Confirmation Hearing	83

	B. Statutory Requirements for Confirmation	83

	1. Acceptance by Impaired Classes	83

	2. Confirmation Without Acceptance by All Impaired Classes	84

7

XVII.	CERTAIN U.S. FEDERAL INCOME TAX MATTERS RELATING TO THE PLAN	85

	A. Introduction	85

	B. Certain U.S. Federal Income Tax Consequences to the Debtors	87

	1. The L&A Sale and the Transfer of the Litigation Trust Causes of Action	87

	2. The Reorganized Ebix Conversion	89

	3. Issuance of Reorganized Ebix Interests	89

	4. Non-L&A Sales	89

	5. Cancellation of Debt and Reduction of Tax Attributes	90

	C. Certain U.S. Federal Income Tax Consequences to Holders of Allowed Claims in Class 3 and 4	91

	1. Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims in Class 3 and 4	91

	2. Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Claims in Class 3 and 4	95

	3. Information Reporting and Backup Withholding	97

	4. FATCA	97

	5. Importance of Obtaining Professional Tax Assistance	97

XVIII.	RISK FACTORS IN CONNECTION WITH THE PLAN	98

	A. Delays and Risks Associated with the Plan	98

	1. Failure to Consummate the Reorganization Transactions or Non-L&A Sales	98

	2. Termination of the RSA or PSA	98

	3. Non-Confirmation or Delay of Confirmation of the Plan	98

	4. Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims	99

	5. Objections to the Plan’s Classification of Claims and Interests	99

	6. The Conditions Precedent to the Effective Date May Not Occur	99

	7. Failure to Satisfy Voting Requirements	100

	8. The Debtors May Object to the Amount or Classification of a Claim	100

	9. Conversion to Chapter 7	100

	10. Inability to Assume and Assign Executory Contracts and Unexpired Leases	100

8

11. No Legal or Tax Advice is Provided to You by This Disclosure Statement	101

12. Failure to Obtain Approval of Releases, Injunctions, and Exculpation	101

B. Allowance of Claims	101

C. Risks Related to Recoveries Under the Plan	101

1. Recoveries Subject to Contingencies	101

2. The Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims	102

3. Any Valuation of Any Assets to be Distributed Under the Plan is Speculative	102

4. The Debtors Cannot Guarantee the Timing of the Distributions	102

5. Certain Tax Implications of the Debtors Bankruptcy	102

D. Risks Related to the Debtors’ Businesses	102

1. The Debtors Will be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases	102

2. Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses	103

3. The Debtors’ Business is Subject to Various Laws and Regulations that May Adversely Affect the Cost, Manner, or Feasibility of Doing Business	103

4. The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations	103

E. Disclosure Statement Disclaimer	104

1. The Financial Information Contained in This Disclosure Statement Has Not Been Audited	104

2. Information Contained in This Disclosure Statement Is For Soliciting Votes	104

3. This Disclosure Statement Was Not Reviewed or Approved by the SEC	104

4. This Disclosure Statement May Contain Forward Looking Statements	104

5. No Legal or Tax Advice Is Provided to You by This Disclosure Statement	104

6. No Admissions Made	105

7. Failure to Identify Potential Objections	105

8. No Waiver of Right to Object or Right to Recover Transfers and Assets	105

9. Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors	105

9

	10. Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update	105

	11. No Representations Outside this Disclosure Statement	106

XIX.	RESERVATION OF RIGHTS	106

XX.	RECOMMENDATION AND CONCLUSION	106

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EXHIBITS

Exhibit A	Amended Joint Chapter 11 Plan of Ebix, Inc. and its Debtor Affiliates

Exhibit B	Debtors’ Corporate Structure Chart

Exhibit C	Liquidation Analysis

Exhibit D	Illustrative Plan Comparison

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I.	QUESTIONS AND ANSWERS REGARDING THE DISCLOSURE STATEMENT AND THE PLAN.

A.	What is chapter 11?

Chapter 11 is the principal business restructuring chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all holders of claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim you hold and whether you held that Claim as of the Voting Record Date (i.e., as of June 27, 2024). Each category of holders of Claims and Interests, pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth in Article III of the Plan and Article VI of this Disclosure Statement.

Except as otherwise provided in the Plan, nothing in the Plan shall affect the Debtors’ rights regarding any Unimpaired Claims, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	The Plan describes Reorganization Transactions that the Debtors intend to pursue. What is the Reorganization Transaction?

The Reorganization Transaction contemplates (i) a purchase of the Reorganized Debtor for $145 million to be provided by a consortium of Eraaya Lifespaces Limited, Vikas Lifecare Limited and Vitasta Software India Private Limited and/or one or more of their designees (collectively, the “Plan Sponsor”), (ii) the issuance of 100 percent of the equity interests in Reorganized Ebix (the “Reorganized Ebix Interests”) to the Plan Sponsor, and (iii) the creation of a Litigation Trust.

A more fulsome description of the Reorganization Transactions that the Debtors intend to pursue to effectuate the terms of the Plan are described in Article V.D of this Disclosure Statement.

E.	What will I receive from the Debtors if the Plan is consummated?

A summary of the anticipated recovery to holders of Claims or Interests under the Plan is set forth in Article II.C of this Disclosure Statement. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

THE PROJECTED RECOVERIES SET FORTH IN ARTICLE II.C HEREIN ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.3

F.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A description of these Claims and their treatment is included in Article III of the Plan and Article VI of this Disclosure Statement.

G.	Are any regulatory approvals required to consummate the Plan?

At this time, the Debtors are evaluating which, if any, regulatory approvals are required to consummate the Plan. To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained.

[3]	The recoveries set forth herein may change based upon changes in the amount of Claims that are “Allowed” as well as other factors.

H.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance as to what precisely will happen. It is possible that any alternative may provide holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of potential consequences of extended Chapter 11 Cases, or of a liquidation scenario under chapter 7 of the Bankruptcy Code, see Article XVIII of this Disclosure Statement, and the Liquidation Analysis attached hereto as Exhibit C.

I.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation”?

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can go effective. Initial distributions to holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article XII of this Disclosure Statement, entitled “Conditions Precedent to the Effective Date,” for a discussion of conditions precedent to Consummation of the Plan.

J.	What are the sources of Cash and other consideration required to fund the Plan?

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors or Litigation Trustee, as applicable, shall fund Plan Distributions with (i) Available Cash; and (ii) the Litigation Trust Proceeds.

K.	What is a Litigation Trust?

On the Effective Date, the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Causes of Action free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with section 1141 of the Bankruptcy Code. The Litigation Trust Agreement shall be executed, and the Debtors shall take all steps necessary to establish the Litigation Trust in accordance with the Plan and the beneficial interests therein. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern. The Litigation Trustee shall be the exclusive administrator of the assets of the Litigation Trust.

L.	Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?

Yes, the Plan contains certain releases, exculpation, and injunctions, as set forth in Article VIII of the Plan and Article XI of this Disclosure Statement. At the Confirmation Hearing, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provision, including that the release, exculpation, and injunction provisions in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Fifth Circuit.

IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF “RELEASING PARTIES” AND WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES: (A) EACH DEBTOR; (B) THE NON-DEBTOR GUARANTORS, IN THE EVENT THE DEBTORS CONSUMMATE THE REORGANIZATION TRANSACTIONS; (C) EACH POST-EFFECTIVE DATE DEBTOR; (D) THE DIP SECURED PARTIES; (E) THE PREPETITION SECURED LENDER PARTIES; (F) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO ACCEPT THE PLAN; (G) IN THE EVENT THE DEBTORS CONSUMMATE THE REORGANIZATION TRANSACTIONS, THE PLAN SPONSOR AND ITS MEMBERS; (H) ALL HOLDERS OF CLAIMS OR INTERESTS THAT ARE DEEMED TO ACCEPT THE PLAN AND WHO DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN; (I) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO REJECT THE PLAN OR ARE DEEMED TO REJECT THE PLAN AND WHO DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED BY THE PLAN; (J) ALL HOLDERS OF CLAIMS OR INTERESTS WHOSE VOTE TO ACCEPT OR REJECT THE PLAN IS SOLICITED BUT WHO DO NOT VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN; (K) THE CREDITORS’ COMMITTEE AND ITS MEMBERS, EACH IN THEIR CAPACITIES AS SUCH; AND (L) EACH RELATED PERSON OF EACH ENTITY IN CLAUSE (A) THROUGH CLAUSE (K) SOLELY TO THE EXTENT SUCH RELATED PERSONS MAY ASSERT CLAIMS OR CAUSES OF ACTION ON BEHALF OF OR IN A DERIVATIVE CAPACITY BY OR THROUGH AN ENTITY IN CLAUSE (A) THROUGH CLAUSE (K); PROVIDED THAT, IN EACH CASE, AN ENTITY SHALL NOT BE A RELEASING PARTY IF IT (X) ELECTS TO OPT OUT OF THE THIRD PARTY RELEASE; OR (Y) TIMELY OBJECTS TO THE THIRD PARTY RELEASE THROUGH A FORMAL OBJECTION FILED ON THE DOCKET OF THE CHAPTER 11 CASES THAT IS NOT RESOLVED BEFORE CONFIRMATION.

M.	When is the deadline to vote on the Plan?

The Voting Deadline is July 25, 2024, at 4:00 p.m. (prevailing Central Time).

N.	How do I vote on the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballot distributed to holders of Claims that are entitled to vote on the Plan (the “Ballot”). For your vote to be counted, the Ballot containing your vote must be properly completed, executed, and delivered as directed so that it is actually received by the Debtors’ Claims and Balloting Agent on or before the Voting Deadline of July 25, 2024, at 4:00 p.m.] (prevailing Central Time).

O.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Code to hold a hearing on Confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Shortly after the commencement of the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing. All parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled. The Confirmation Hearing may be adjourned from time to time without further notice.

P.	What is the purpose of the Confirmation Hearing?

The purpose of the Confirmation Hearing is to confirm a chapter 11 plan of reorganization put forth by the Debtors. The confirmation of a plan by a bankruptcy court binds the debtor, any person acquiring property under a plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code.

Q.	Who do I contact if I have additional questions with respect to the Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Claims and Balloting Agent via one of the following methods:

By regular mail, hand delivery, or overnight mail at:

Ebix, Inc. Balloting Processing

c/o Omni Agent Solutions

5955 De Soto Ave., Suite 100

Woodland Hills, CA 91367

By electronic mail at:

EbixBallots@OmniAgnt.com

By telephone (toll-free) at:

(888) 504-0162 (Toll-Free) or (747) 288-6395 (International)

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Claims and Balloting Agent at the address above or by downloading the documents from the Debtors’ restructuring website at https://omniagentsolutions.com/Ebix (free of charge) or via PACER at https://www.pacer.gov (for a fee) upon filing.

R.	Do the Debtors recommend voting in favor of the Plan?

Yes. The Debtors believe that the Plan is in the best interest of the Debtors’ stakeholders and will provide for value-maximizing transactions to the benefit of all stakeholders. The Debtors believe that the Reorganization Transaction is the best path to maximize the value of their Estates, as demonstrated in the Illustrative Plan Comparison set forth in Exhibit D to this Disclosure Statement. Nonetheless, the Debtors believe that if the Reorganization Transactions cannot be consummated, pursuit of the Plan (i.e., pursuit and closing of the Non-L&A Sales) will result in a higher recovery for their stakeholders than a liquidation of the Debtors.

II.	OVERVIEW OF THE PLAN.

RECOMMENDATION BY THE DEBTORS

It is the Debtors’ opinion that confirmation and implementation of the Plan is in the best interests of the Debtors’ Estates and their creditors. Therefore, the Debtors recommend that all creditors whose votes are being solicited submit a ballot to accept the Plan.

A.	Introduction.

1.	These Chapter 11 Cases.

On December 17, 2023 (the “Petition Date”), the Debtors filed for Bankruptcy Court protection. These chapter 11 cases were consolidated for procedural purposes only and have been administered jointly. The Debtors have been authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Immediately prior to the filing of the chapter 11 cases, the Debtors finalized the terms of the RSA with the Prepetition Secured Parties, by which the Debtors agreed to pursue a sale of some or all of their assets, sufficient to repay the Prepetition Secured Parties in full. As discussed herein, pursuant to these obligations under the RSA, the Debtors sought and obtained Court approval of the L&A Sale, which closed on April 1, 2024. On April 22, 2024, the Court approved a partial paydown of the facility created under the Prepetition Credit Documents (the “Prepetition Credit Facility”) from the proceeds of the L&A Sale.

On March 11, 2024, the Debtors subsequently filed the motion seeking approval of the Non-L&A Bid Procedures [Docket No. 431] to establish bid procedures to solicit interest in one or more of the following transactions: (i) the sale of the remaining North American assets and/or the Debtors’ equity in the non-Debtor foreign subsidiaries, and (ii) the solicitation of offers from interested parties to effectuate a plan of reorganization, which may include any or a combination of: (a) a refinancing of the debt under the Prepetition Credit Facility, (b) a tender offer for the debt under the Prepetition Credit Facility, and/or (c) equity rights offering. On April 16, the Court entered the Non-L&A Bid Procedures Order [Docket No. 514].

On June 26, 2024, the Debtors announced the Plan Sponsor as the successful bidder in connection with the Reorganization Transactions [Docket No. 684], as more fully described herein.

2.	The Plan.

A chapter 11 bankruptcy case permits a debtor to resolve its affairs and distribute the proceeds of its estate pursuant to a confirmed chapter 11 plan. To that end, the Debtors have filed the Plan, the terms of which are more fully described herein, contemporaneously with the filing of this Disclosure Statement. The primary objective of the Plan is to maximize the value of recoveries to holders of Allowed Claims and to distribute all property of the Debtors’ Estates that is or becomes available for distribution in accordance with the Bankruptcy Code and Plan. The Debtors assert that the Plan accomplishes this objective and is in the best interests of their Estates, and therefore seek to confirm the Plan. The Plan classifies holders of Claims or Interests according to the type and nature of the holder’s Claim or Interest, as more fully described below.

The Plan designates the Classes of Claims against, and Interests in, the Debtors and specifies which Classes are: (1) Impaired or Unimpaired by the Plan; (2) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; or (3) deemed to accept or reject the Plan. Claims against the Debtors and Interests in the Debtors are classified in eight (8) separate Classes, as described herein.

The following is a brief overview of certain material provisions of the Plan, which is attached hereto as Exhibit A, and the exhibits thereto, as amended from time to time. In the event that inconsistency or conflict exists between the Disclosure Statement and the Plan, the terms of the Plan will control. Confirmation of the Plan and the occurrence of the Effective Date are subject to certain conditions, which are summarized in Article XII of this Disclosure Statement. There is no assurance that these conditions will be satisfied or waived.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirming of a chapter 11 plan are that the plan: (i) is accepted by the requisite holders of claims or interest in impaired classes under the plan; (ii) is in the “best interests” of each holder of a claim or interest in each impaired class under the plan; (iii) is feasible; and (iv) complies with the applicable provisions of the Bankruptcy Code.

The Debtors’ Board of Directors has concluded that the pursuit of the Reorganization Transactions detailed in the Plan will provide for the highest and best proposal available to the Debtors. The Debtors may seek Confirmation of a modified Plan without resoliciting votes on such modified Plan in accordance with Bankruptcy Rule 3019 so long as the Plan, as modified, does not “adversely change” the treatment of any Claim or Interest relative to the treatment for such Claim or Interest contemplated under the Plan. In such a case, votes to accept the Plan shall be deemed to constitute votes to accept the modified Plan.

THE DEBTORS URGE ALL HOLDERS ENTITLED TO VOTE THEREON, I.E., THOSE IN CLASSES 3 AND 4 TO VOTE TO ACCEPT THE PLAN.

B.	The Adequacy of This Disclosure Statement.

Before soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a written disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan. The Debtors are providing this Disclosure Statement in accordance with those requirements. This Disclosure Statement includes, without limitation, information about:

•	the Plan, including a summary, the procedures for voting on the Plan and projected recoveries thereunder (Article II hereof);

•	the statutory requirements for confirming the Plan (Article XVI hereof);

•	the Debtors’ organizational structures, business operations, and financial obligations (Article III hereof);

•	the events leading to the filing of the Debtors’ Chapter 11 Cases (Article IV hereof);

•	the major events during the Chapter 11 Cases, including significant pleadings filed in the Debtors’ Chapter 11 Cases (Article V hereof);

•	certain risk factors that holders of Claims should consider before voting to accept or reject the Plan (Article XVIII hereof);

•	the classification and treatment of Claims or Interests under the Plan, including identification of holders of Claims entitled to vote on the Plan (Article VI hereof);

•

the means for implementation of the Plan, the provisions governing distributions to certain holders of Claims pursuant to the Plan, the procedures for resolving Disputed Claims and other significant aspects of the Plan (Article VII hereof); and

•	the releases contemplated by the Plan that are integral to the overall settlement of Claims pursuant to the Plan (Article XI hereof); and

•

the federal tax consequences of the Reorganization Transactions contemplated in the Plan and the potential federal, state, local or foreign tax consequences to the Debtors and Holders of Claims and Interests (Article XVII hereof).

C.	Summary of Classes and Treatments of Claims or Interests.

The classification of Claims or Interests, the estimated aggregate amount of Claims in each Class and the amount and nature of distributions to holders of Claims or Interests in each Class are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims have not been classified. For a discussion of certain additional matters related to the DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims, see Article II of the Plan.

The following table provides a summary of the classification and treatment of Claims and Interests under the Plan and is qualified in its entirety by reference to the Plan. For a discussion of various risk factors that could materially affect the amount of assets to be distributed pursuant to the Plan, see Article XVIII of this Disclosure Statement.

SUMMARY OF ESTIMATED RECOVERIES
Class	Claims and Interests	Treatment of Claim/ Interest & Voting Rights	Estimated Allowed Amount	Estimated % Recovery Under Plan
Class 1	Other Secured Claims	Unimpaired – Not Entitled to Vote (Deemed to Accept)	TBD	100%
Class 2	Other Priority Claims	Unimpaired – Not Entitled to Vote (Deemed to Accept)	TBD	100%
Class 3	Prepetition Secured Lender Claims	Impaired – Entitled to Vote	$54,808,921 - $143,650,750	56.3% -69.9%
Class 4	General Unsecured Claims	Impaired – Entitled to Vote	$231,452,120 - $320,293,949	0% - 20.3%
Class 5	Intercompany Claims	Unimpaired / Impaired – Not Entitled to Vote (Deemed to Accept or Reject)	Undetermined	0%
Class 6	Section 510(b) Claims	Impaired – Not Entitled to Vote (Deemed to Reject)	$0	0%
Class 7	Existing Equity Interests	Impaired – Not Entitled to Vote (Deemed to Reject)	$0	N/A
Class 8	Intercompany Interests	Unimpaired – Not Entitled to Vote (Deemed to Accept)	N/A	N/A

D.	Solicitation Package.

The package of materials (the “Solicitation Package”) to be sent to holders of Claims entitled to vote on the Plan will contain:

•	the Disclosure Statement (including the Plan and all other exhibits hereto);

•	the Confirmation Hearing Notice;

•	the appropriate Ballot;

•	a return envelope; and

•	any additional documents that the Court has ordered to be made available.

The Solicitation Package may also be obtained free of charge from Omni Agent Solutions, the Debtors Bankruptcy Court-appointed claims and noticing agent (the “Claims and Balloting Agent”) by: (1) visiting https://omniagentsolutions.com/Ebix; (2) emailing the Claims and Balloting Agent at EbixBallots@OmniAgnt.com; or (3) calling (888) 504-0162 (Toll Free) or (747) 288-6395 (International).

E.	Voting and Confirmation of the Plan.

Section 1129(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a chapter 11 plan.

1.	Certain Factors to be Considered Prior to Voting.

There are a variety of factors that all holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan, including:

•

the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

•

although the Debtors assert that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan; and

•

any delays of either Confirmation or Consummation could result in, among other things, increased General Administrative Expense Claims or Professional Claims, which would likely reduce the recoveries to the holders of Claims.

2.	Voting Procedures and Requirements.

Pursuant to the Bankruptcy Code, only classes of Claims against or Interests in a debtor that are “impaired” under the terms of a plan reorganization are entitled to vote to accept or reject a plan. A class is “impaired” if the legal, equitable or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of Claims or Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims or Interests that do not receive distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan. The classification of Claims or Interests is summarized, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired, in Article II of the Disclosure Statement. June 27, 2024 shall serve as the voting record date (the “Voting Record Date”). The Voting Record Date shall be used for the purpose of determining which Holders of Filed or scheduled Claims or Interests in Classes 3 and 4 are entitled to receive a Solicitation Package.

Voting on the Plan by each Holder of a Claim or Interest in a Voting Class is important. Please carefully follow all of the instructions contained on the Ballot(s) provided to you. All Ballots must be completed and returned in accordance with the instructions provided. To be counted, your ballot or ballots must be received by 4:00 p.m., prevailing Central Time, on July 25, 2024 (the “Voting Deadline”) at the address set forth on the preaddressed envelope provided to you or otherwise through the E-Ballot Portal.

If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please call or email the Debtors’ Claims and Balloting Agent, at (888) 504-0162 (Toll Free) or (747) 288-6395 (International).

Ballots cannot be transmitted orally, by email or by facsimile. Accordingly, you are urged to return your signed and completed Ballot, by hand delivery, overnight service, regular U.S. mail, or electronically via the Claims and Balloting Agent’s E-Ballot Portal so that it is received by the Claims and Balloting Agent before the Voting Deadline.

3.	Plan Objection Deadline.

The deadline to file objections to the Confirmation of the Plan (the “Confirmation Objections”) and opting out of the Third-Party Release is July 25, 2024, at 4:00 p.m. (prevailing Central Time) (the “Plan Objection Deadline”). All Confirmation Objections or requests for modification, if any, must: (a) be in writing; (b) conform to the Bankruptcy Rules, the Bankruptcy Local Rules, and any orders of the Court; (c) state, with particularity, the legal and factual basis for the objection and, if practicable, a proposed modification to the Plan (or related materials) that would resolve such objection; and (d) be filed with the Court (contemporaneously with a proof of service) upon the following: (i) the Debtors; (ii) the counsel to the Debtors; (iii) the U.S. Trustee; (iv) the counsel to the Creditors’ Committee and (v) the counsel to the DIP Agent and Prepetition Agent so to be actually received on or before the Plan Objection Deadline.

4.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. The Confirmation Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment Filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code, RSA, and PSA, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing without further notice to parties in interest.

5.	Confirmation.

To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that:4

•	the Plan has classified Claims and Interests in a permissible manner;

•	the Plan complies with the applicable provisions of the Bankruptcy Code;

•	the Debtors have complied with the applicable provisions of the Bankruptcy Code;

[4]	The descriptions contained herein are only a summary of certain confirmation requirements; they are not exhaustive of all confirmation requirements and should not be construed as such.

•	the Debtors, as proponents of the Plan, have proposed the Plan in good faith and not by any means forbidden by law;

•	the disclosure required by section 1125 of the Bankruptcy Code has been made;

•

the Plan has been accepted by the requisite votes by Holders of Claims and Interests that are entitled to vote, except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code;

•	the Plan is feasible;

•	all fees of the U.S. Trustee due and owing have been paid or the Plan provides for the payment thereof on the Effective Date; and

•

the Plan is in the “best interests” of all holders of Claims or Interests in an impaired Class by providing to those holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that each holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in that Class has accepted the Plan.

6.	Acceptance.

A Plan is accepted by an impaired class of Claims if holders of at least two-thirds in dollar amount and a majority in number of Claims of that Class vote to accept the Plan. Only those holders of Claims who actually vote (and are entitled to vote) to accept or to reject a Plan will count in this tabulation.

7.	Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor (unless liquidation or reorganization is proposed in the Plan). The Debtors believe that the Plan meets the feasibility requirement, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Post-Effective Date Debtors or any successor under the Plan.

8.	Best Interests Test; Liquidation Analysis.

Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest in any impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the “best interests” test requires that the Bankruptcy Court find that the Plan provides to each member of that impaired Class a recovery on account of the holder’s Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that the holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

To address the best interests test, the Debtors, in coordination with other estate professionals, have developed a Liquidation Analysis. A copy of the Liquidation Analysis can be found attached as Exhibit C. The Debtors assert that the distributions to all Classes of Claims and Interests under the Plan are not less than the amount that Holders in such Classes are likely to receive if the Debtors were liquidated under chapter 7.

9.	Compliance with Applicable Provisions of the Bankruptcy Code.

Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtors considered each of these issues in the development of the Plan and have determined that the Plan complies with all provisions of the Bankruptcy Code.

10.	Alternatives to Confirmation and Consummation of the Plan.

The Debtors believe that the Plan represents the best path towards maximizing value for the Debtors’ stakeholders by providing a process for the Debtors to effectuate any and all opportunities that maximizes recoveries by Holders of Allowed Claims. If no plan under chapter 11 of the Bankruptcy Code can be confirmed, the Chapter 11 Cases may be converted to chapter 7 cases. In liquidation cases under chapter 7 of the Bankruptcy Code, a trustee would be appointed to liquidate the remaining assets of the Debtors and distribute proceeds to creditors. The proceeds of the liquidation would be distributed to the respective creditors of the Debtors in accordance with the priorities established by the Bankruptcy Code. The Debtors have determined that confirmation and Consummation of the Plan is preferable to the available alternatives.

F.	Purpose of the Disclosure Statement and Notice to Creditors.

The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code in connection with: (i) the distribution of materials related to the Plan, and (ii) the Confirmation Hearing.

Section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement that contains information of a kind, and in sufficient detail, to permit a hypothetical reasonable investor to make an informed judgment regarding acceptance of a proposed chapter 11 plan of reorganization before soliciting acceptances of such proposed plan. The Debtors provide this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to certain Holders of Claims because the Debtors are asking such Holders of Claims to accept the Plan. This Disclosure Statement sets forth certain information regarding (i) the Debtors’ prepetition operating and financial history; (ii) Debtors’ need to file for relief under chapter 11 of the Bankruptcy Code; (iii) the terms of the Plan; (iv) the manner in which distributions will be made under the Plan; (v) certain effects of Confirmation of the Plan; (vi) certain risk factors associated with the Plan; and (vii) the Confirmation process. The Debtors believe that the Confirmation and implementation of the Plan is in the best interests of the Debtors’ Estates, Creditors and all other interested parties.

This Disclosure Statement is subject to the Court’s approval, as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of each of the Classes to make an informed judgment with respect to the Plan. THE COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION WITH RESPECT TO THE MERITS OF THE PLAN. ALL CREDITORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY.

The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. To the extent that the information provided in this Disclosure Statement and the Plan (including any Plan Supplement) conflict, the terms of the Plan (including any Plan Supplement) will control. Terms not otherwise specifically defined herein will have the meanings attributed to them in the Plan. Each definition in this Disclosure Statement and in the Plan includes both the singular and plural. Headings are for convenience of reference and shall not affect the meaning or interpretation of this Disclosure Statement.

G.	Releases by the Debtors Set Forth in the Plan.

Article VIII of the Plan provides that each Released Party is deemed released by the Debtors and their Estate from any and all claims and Causes of Action except as set forth therein. The Debtors have determined that applicable law and the facts support those releases and that the Bankruptcy Court can and should approve them.

H.	Amendments to the Plan.

The Debtors reserve the right to make non-substantive or immaterial changes to the Disclosure Statement, the Plan, the notice of the Confirmation Hearing, the Notice of Non-Voting Status, and related documents without further order of the Court, including changes to correct typographical and grammatical errors, if any, and to make conforming changes to the Disclosure Statement, the Plan, and any other related materials before distribution.

III.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW.

A.	Corporate History.

The Company was founded in 1976 as Delphi Systems, Inc., a California corporation. In 1983, it was reincorporated in Delaware, and in December 2003, it changed its name to Ebix, Inc. The Debtors have since become a leading international provider of a variety of technology services, focusing on the insurance, financial services, travel, and healthcare industries. The Debtors’ main focus is to design and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis using software-as-a-service enterprise solutions in areas of customer relationship management, front-end and back-end systems, and outsourced administrative and risk compliance.

As of the Petition Date, the Debtors had approximately 400 employees, who work remotely or at the Company’s worldwide headquarters in Johns Creek, Georgia. In addition, the Debtors’ business operations are supported by hundreds of independent contractors and over a thousand employees in their non-Debtor affiliates. The broader Company operations are supported by approximately 10,000 employees located across approximately 200 offices worldwide (including in Australia, Brazil, Canada, India, Indonesia, New Zealand, the Philippines, Singapore, the United Kingdom, and the United Arab Emirates). The Company’s international operations provide products, services, support, and consultancy services to thousands of customers in over 70 countries across six continents.

The Debtors’ current corporate structure chart is attached hereto as Exhibit B.

B.	Overview of the Debtors’ Operations.

The Debtors primarily operate under the following channels: (i) the insurance exchange channel (the “Insurance Exchange”); (ii) the risk compliance solutions channel (“EbixRCS”); (iii) the consulting channel (“Ebix Consulting”); and (iv) continuing medical education. As more fully described in the First Day Declaration, the Debtors also operate a diverse suite of additional businesses and services in the technology and training sector and certain international businesses.

1.	Insurance Exchange.

The Debtors develop and deploy a wide variety of insurance and reinsurance exchanges, providing SaaS enterprise solutions in the areas of customer relationship management, front-end and back-end systems, and outsourced administrative and risk compliance. The majority of the Debtors’ revenue is generated from their EbixExchange offering, which is a premier on demand software exchange that offers customizable products and services that automate, expedite, and improve various administrative processes for entities operating in the life insurance, annuity, property and casualty (“P&C”), and health insurance industries. Customers include blue-chip companies across the insurance industry, such as insurance carriers, insurance agencies, brokerage and clearing firms, and third-party operations centers. The EbixExchange offering, which can be deployed either locally via a software package on the customer’s network or via cloud computing services provided to the customer, generally connects an insurance carrier or distributor to a potential customer looking to purchase an insurance product such as a life and annuity policy. The insurance customer (i.e., the customer of Ebix’s customer) gains online access to the information they need to make informed decisions regarding a particular insurance product, and insurance carriers / providers have the ability to quickly access, identify, and track the insurance products explored and selected by customers.

2.	EbixRCS.

The Debtors’ EbixRCS business provides certificate of insurance (“COI”) management solutions designed to assist clients in reducing risk and internal administration costs by facilitating the management of clients’ internal and external insurance compliance requirements. The EbixRCS offering provides clients a software system through which they can process and track COIs and other proof-of-insurance-related documents, allowing clients to validate COIs they may receive from (for example from vendors, subcontractors, or tenants). In addition, the Debtors operate a consulting segment within EbixRCS that provides project management and development resources for the management of COI and insurance documentation. The Debtors serve a wide-ranging client base of more than 600 organizations, ranging in size from large multinational corporations to smaller, regional organizations.

3.	Ebix Consulting.

Through their Ebix Consulting channel, the Debtors provide customized consulting and support services to their customers, often complementing the Debtors’ other offerings. Consulting services are tailored to the customer need, but typically assist in the architecture, building, management, and optimization of their IT infrastructures. The Debtors offer custom application development, strategic consulting, business process management, systems integration, IT outsourcing, marketing and customer communications portal development, digital asset management, creative and composition services, migration and conversion services, and ecommerce services.

4.	Continuing Medical Education

The Company additionally has significant health content and wellness businesses, including Oakstone, which creates continuing medical education content, with a content library that includes, among other things, online video courses, audio companions, practical reviews, and study tools in various specialties.

5.	Related International Businesses.

The Company provides a number of services to various international markets, including India, Australia, New Zealand, Brazil, and the UK. The broader Company operations are supported by approximately 10,000 employees located across approximately 200 offices worldwide (including in Australia, Brazil, Canada, India, Indonesia, New Zealand, the Philippines, Singapore, the United Kingdom, and the United Arab Emirates). The Company’s international operations provide products, services, support, and consultancy services to thousands of customers in over 70 countries across six continents.

As described in the First Day Declaration, the Company’s non-Debtor entities provide a complementary set of insurance exchange and insurance compliance services in various international markets, including Canada, the United Kingdom, Australia, New Zealand, and Brazil. These services are tailored for the international markets in which they serve—adapting the Company’s offerings to accommodate the varying regulatory schemes and business considerations of the foreign clients and their markets.

Ebix Australia serves as a market leader in the territory, hosting a broker system designed for intermediaries that covers all aspects of the insurance process, from quoting, policy issuance, accounting, policy management, and claims management. Ebix UK hosts a inhouse exchange designed to facilitate the trading of insurance risk through a platform called Placing Hub. Ebix Brazil serves as an information technology solutions provider in Latin America, offering products across the life and health insurance exchange businesses and the risk compliance solutions business.

In addition, the Company also operates, under the “EbixCash” umbrella, an exchange portfolio of software and services, encompassing domestic and international money remittance, foreign exchange, travel, pre-paid gift cards, utility payments, lending, and wealth management in India and other Southeast Asian markets. EbixCash World Money is the largest non-bank foreign exchange operation in India in all business segments, including the retail, corporate, and bank notes businesses. EbixCash’s inward remittance business continues to hold a dominant position in India and is the principal agent for large money transfer operators. Ebix Travel & Holidays is one of Southeast Asia’s leading travel exchanges, offering online booking products for air, bus, car, and rail travel, as well as living accommodations and event planning services for individual consumer and corporate customers. The gift card segment of EbixCash sells general purpose prepaid gift cards to corporate customers and consumers that can be later redeemed at various merchants.

C.	The Debtors’ Prepetition Capital Structure.

As of the Petition Date, the Debtors owed approximately $650 million under the Prepetition Credit Facility. The Debtors have no other funded debt obligations, although the Debtors do have relatively significant trade payable balances, including with respect to a judgment creditor with respect to a payment guarantee obligation owed by Ebix. Ebix’s common stock was publicly listed on the Nasdaq Global Market under the ticker symbol “EBIX.”5

1.	Prepetition Credit Agreement.

The Debtors are party to that certain Prepetition Credit Agreement, dated as of August 5, 2014 (the “Prepetition Credit Agreement,” and such facility, the “Prepetition Credit Facility”) by and among (a) Ebix, as borrower, (b) Regions Bank, as administrative agent and collateral agent (the “Prepetition Agent”), (c) the other Debtors, and (d) the lenders party thereto from time to time (the “Prepetition Lenders” and, collectively with the Prepetition Agent, the “Prepetition Secured Parties”).6 As of the Petition Date, the aggregate principal amount outstanding under the Prepetition Credit Facility was approximately $617 million, which amount consists of: (a) approximately $172 million of the outstanding principal amount of Term Loans (as defined in the Prepetition Credit Agreement); and (b) approximately $445 million of the outstanding principal amount of Revolving Loans (as defined in the Prepetition Credit Agreement). In addition, as of the Petition Date, interest and amendment fees have accrued in the aggregate amount of approximately $36 million. Obligations under the Prepetition Credit Facility are secured by a first priority lien on substantially all of the Debtors’ assets, subject to customary exceptions and exclusions set forth in the applicable credit documents, and are guaranteed by non-Debtor affiliates Ebix International Holdings Limited (Ebix’s direct subsidiary) and Ebix Singapore Pte Ltd (Ebix International Holdings Limited’s direct subsidiary).

The Prepetition Lenders increased the capacity available under the Prepetition Credit Facility from approximately $150 million in 2014, to the $650 million capacity provided for in 2018. The borrowings were used to fund the expansion of the Company’s business internationally, provide working capital and funding for the build-out of the Company’s foreign exchange, travel, and gift card businesses, and other permitted general corporate uses.

[5]

On December 28, 2023, the Nasdaq Stock Market LLC (“Nasdaq”) suspended trading of Ebix, Inc. common stock, par value of $0.10 per share. Nasdaq filed a Form 25 with the U.S. Securities and Exchange Commission on February 15, 2024 to delist the Common Stock from the Nasdaq Stock Market, effective at the opening of the trading session on February 26, 2024. Ebix, Inc. common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “EBIXQ.”

[6]	As more fully described in the First Day Declaration, the Prepetition Credit Agreement has been amended multiple times since its inception.

The Prepetition Credit Facility was set to mature on February 23, 2023, but that maturity date was extended by Amendment No. 13 to May 23, 2023. Amendment No. 13 also modified certain terms, covenants, and prepayment provisions of the Prepetition Credit Facility, including required amortization payments and certain increased reporting and information requirements. On May 23, 2023, the maturity date of the Prepetition Credit Facility was once again extended to September 30, 2023. In consideration for the further extension of the maturity date, the Prepetition Lenders were, among other things, granted additional collateral, further amortization payments on the Prepetition Credit Facility, and various amendments to the economics of the Prepetition Credit Facility (e.g., increases to certain interest rates and fees under the Prepetition Credit Facility). On July 21, 2023, the Company entered into Amendment No. 15 which removed the July 31, 2023, deadline set by Amendment No. 14 for the public opening of subscription to investors of the shares of the EbixCash IPO, as more fully described in the First Day Declaration.

On September 29, 2023, the Company entered into that certain forbearance agreement with the requisite Prepetition Lenders (the “Forbearance Agreement”), which provided for a 45-day forbearance window to November 15, 2023, with an October 31, 2023 milestone for delivery of a further agreement on the terms of an extension or alternative contingency plan. On November 15, 2023, the Company entered into an amendment of the Forbearance Agreement (the “A&R Forbearance Agreement”), further extending the forbearance window to December 17, 2023, again subject to certain milestones and conditions.

2.	Unsecured/Trade Debt.

In the lead-up to these chapter 11 cases, the Debtors carefully managed their liquidity, which included deferring payments to certain vendors and service providers. As of the Petition Date, the Debtors owed approximately $7.5 million with respect to various trade payables. Certain vendors have initiated suit against the Debtors seeking to collect on these unpaid amounts, which collection activities are now stayed by these chapter 11 cases.

In addition, prior to the Petition Date, the Debtors entered into a repayment agreement with a provider of travel services to the EbixCash travel business (“Amadeus”), which holds a direct claim against Ebix Singapore, and a claim against Debtor Ebix, Inc. pursuant to a guarantee agreement. Pursuant to this agreement, Ebix, Inc. paid Amadeus approximately $9 million, and subsequently entered into a forbearance agreement with respect to this repayment agreement which was coterminous with the A&R Forbearance Agreement entered into with the Prepetition Lenders. As of the Petition Date, Ebix, Inc. owes approximately $7 million to Amadeus.7

[7]	Amadeus has asserted a judgment lien (writ of execution) in the U.S. District Court for the Northern District of Georgia.

3.	Equity Interests.

Ebix’s certificate of incorporation authorizes the board of directors to issue 220 million shares of common stock (“Common Stock”), 500,000 shares of preferred stock (“Preferred Stock”), and 350,000 shares of Series Y convertible preferred stock (“Series Y Convertible Preferred Stock”). As of the Petition Date, approximately 30,819,533 shares of Common Stock were outstanding. Ebix had not issues any Preferred Stock or Series Y Convertible Preferred Stock as of the Petition Date. As of the Petition Date, the stock was trading at $4.93, for an implied market capitalization of $152.344 million. As of the date hereof, the stock was trading at $0.17.

4.	Intercompany Relationships.

As a global business, the Company also has a complex intercompany system, pursuant to which different entities within the corporate structure provide certain services to other entities within the structure.8 In particular, Ebix is a party to certain intercompany agreements with its non-Debtor affiliates located in Singapore and Dubai, which govern the sale and distribution by Ebix of certain products. As distributor, Ebix earns a fixed operating profit margin and pays the non-Debtor affiliates any excess profit earned each year, while the non-Debtor affiliates are responsible for research and development and maintenance with respect to these products (and in turn, as needed, contract with certain non-Debtor affiliates to provide additional research and development, maintenance, and ongoing support and services).

In addition, Ebix is a party to an intercompany agreement with its non-Debtor affiliate in Dubai governing essential product maintenance, development, and technical support services and other related support services for the Debtors’ operations. The Dubai entity has a back-to-back relationship with non-Debtor affiliate EbixCash Limited, which employs approximately 1,350 people who provide these software development services. These services are vital for the Debtors’ operation of their Insurance Exchange business in North America. They allow the Debtors to efficiently manage their costs, and the non-Debtor affiliates provide necessary expertise that the Debtors could not readily replicate if the support services were to stop being provided. Pursuant to the DIP Facility, the Debtors secured liquidity to be able to continue payments required for these intercompany services on a postpetition basis, subject to certain limitations.

In the ordinary course of business, the Debtors’ employee benefits are administered by third-party non-Debtor entity Ebix Health Administration Exchange, Inc. (“EHAE”), in which Debtor Ebix, Inc. is a majority joint venture owner. EHAE is a third-party administrator that provides employee health and benefits services for companies, including for the Debtors. In addition, Ebix, Inc. pays EHAE approximately $350,000 in annual service fees for its administration services (the “EHAE Service Obligations”). As of the Petition Date, Ebix, Inc. owed an outstanding balance of approximately $30,000 on account of the EHAE Service Obligations. The Debtors received authority to pay unpaid amounts of EHAE Service Obligations in accordance with pre-petition practices and to continue paying such amounts in the ordinary course of business post-petition.

On June 23, 2024, the Debtors and IHC Health Holdings, Corp. (“IHCHH”), the joint venture partner in EHAE, reached a settlement with respect to EHAE, pursuant to which IHCHH will pay $2 million for operations related to EHAE (including, as applicable, orderly transition of EHAE’s third-party administration operations). The Debtors sought approval of this settlement pursuant to Bankruptcy Rule 9019 [Docket. No. 663].

[8]	The Debtors’ Intercompany Relationships are defined and more fully described in the Cash Management Motion [Docket No. 5].

The Debtors are party to the Intercompany Subordination Agreement, dated June 5, 2023, with the Prepetition Lenders and Prepetition Agent, whereby any intercompany payable owed by the borrower or any guarantor under the Prepetition Credit Agreement, dated August 5, 2014, is subordinated and junior in right of payment to all obligations of such borrower or guarantor under the Prepetition Credit Agreement.

IV.	EVENTS LEADING TO THESE CHAPTER 11 CASES.

Over the past several decades, the Company has grown significantly to become a leading international provider of a variety of technology services, focusing on the insurance, financial services, travel, and healthcare industries. In recent years, however, the Company’s continued growth and success has faced significant headwinds. As discussed herein, the increased interest rate environment and the maturity of the Prepetition Credit Agreement have led the Debtors to seek the protections afforded by the Bankruptcy Code to gain the breathing room necessary to facilitate the orderly engagement with their stakeholders and determine how best to maximize the value of their assets.

A.	Negotiations with DIP Secured Parties & Out-of-Court-Repayment Efforts.

Due to the impending maturity of the Prepetition Credit Facility, the Company spent considerable time, effort, and cost pursuing multiple avenues towards a value-maximizing out-of-court solution for repayment of its borrowings under the Prepetition Credit Facility.

1.	2021 Refinancing Process.

In the fall of 2021, the Company engaged Jefferies LLC (“Jefferies”) to advise on and explore potential debt refinancing transactions (such process, the “2021 Refinancing Process”). Although Jefferies contacted over one hundred potential counterparties, the Company did not receive any actionable refinancing proposals. The Company therefore ultimately terminated the process without consummated a refinancing transaction.

2.	EbixCash IPO.

In March 2022, the Company launched an initial public offering (“EbixCash IPO”) process for its EbixCash Business by filing a draft “red herring prospectus” (the “DRHP”) with the Securities and Exchange Board of India. The Company sought to raise approximately $350 million of proceeds from the EbixCash offering to be used towards pay down of the existing debt under the Prepetition Credit Facility. The Company filed an addendum to the DRHP on June 1, 2023. However, regulatory approval to launch the EbixCash IPO was not achieved prior to the expiration of the forbearance period under the A&R Forbearance Agreement.

3.	2022 Refinancing Process.

In the fall of 2022, the Company’s Board formed a special independent committee, the Strategic Investment Committee (the “SIC”), to evaluate strategic opportunities and financing and capital raising alternatives available to the Company. In November 2022, the Company re-engaged Jefferies to launch a new refinancing process effort (such process, the “2022 Refinancing Process”). Jefferies contacted over ninety potential investors, and the Company ultimately entered into a binding letter of intent with a potential refinancing counterparty. However, the negotiations with this potential counterparty did not advance for various reasons, including an inability to reach mutually acceptable terms between the potential counterparty and the Prepetition Lenders.

4.	2023 Sale Process.

In February 2023, the Company and Jefferies launched a sale process for a portion of the Company’s assets (such process, the “2023 Sale Process”), which received significant interest from both strategic and institutional buyers. This process was pursued in parallel with the EbixCash IPO process, with a focus on the Company’s North American Life & Annuities assets (the “L&A Assets”) segment during the summer of 2023 and expanding more broadly prior to the Petition Date.

5.	Engagement of Additional Advisors.

The Debtors also engaged Sidley Austin LLP (“Sidley”) in November 2022. Together with Jefferies, Sidley assisted the Debtors in analyzing alternative strategic transactions to maximize value for the benefit of all stakeholders, and in negotiations with the Prepetition Lenders with respect to the extensions of the maturity of the Prepetition Credit Facility. In January 2023, the Debtors engaged AlixPartners in connection with the development of contingency plans and financial alternatives in the event an out-of-court restructuring transaction could not be executed. AlixPartners also assisted the Debtors and its advisors in connection with discussions with the existing lenders regarding contingency planning and strategic alternatives.

6.	Addition of Directors & Establishment of Finance Committee.

On September 29, 2023, the Company announced the appointment of Jill Krueger and Elizabeth LaPuma, both independent directors with restructuring experience, to the Board and the SIC. Thereafter, on October 30, 2023, the Company’s Board formed a special committee in connection with a potential financial restructuring of the Company (the “Finance Committee”) and appointed Jill Kreuger, Elizabeth La Puma, and Rolf Herter to serve as members of the Finance Committee.

7.	Extension of Prepetition Credit Facility Maturity Date & Forbearance Agreement.

The Company, with the assistance of its advisors, secured two extensions of the maturity date of the Prepetition Credit Facility, from February 2023 through September 30, 2023, to provide additional time for the consummation of a consensual refinancing transaction, extension, or other strategic alternative that would have satisfied the Prepetition Lenders’ claims in full and provided a meaningful recovery to the Debtors’ equityholders. However, the Debtors were ultimately unable to consummation such a solution, or to reach an agreement with 100% of the Prepetition Lenders on a further consensual extension to allow sufficient time to pursue an out-of-court solution.

On September 29, 2023, the Company entered into the Forbearance Agreement, pursuant to which the Prepetition Lenders agreed to forbear from exercising their rights and remedies under the Prepetition Credit Facility for 45 days (through November 15, 2023) subject to certain conditions, including reaching an agreement to implement an alternative transaction or transactions providing for repayment obligations under the Prepetition Credit Facility with at least 66.67% of Prepetition Lenders and delivery of certain information in connection with the prepetition marketing process. In addition, the Company agreed to grant additional collateral to secure the obligations under the Prepetition Credit Facility and that past due obligations would accrue at the default rate provided for in the Prepetition Credit Agreement.

During the first forbearance period, the Company advanced the prepetition marketing process and pursued alternative repayment options, as well as prepared for the commencement of these chapter 11 cases. In addition, the Company negotiated the terms of the DIP Facility (as defined below) and the RSA that would govern these cases. By November 15, 2023, the Company had made substantial progress on all of these fronts, but determined that additional time would be value maximizing to allow further time for the efforts to proceed.

Accordingly, on November 15, 2023, the Company entered into the A&R Forbearance Agreement. During these extended forbearance period, the Company provided certain required deliverables to the Prepetition Lenders, including an agreement with respect to intellectual property used in the Debtors’ North American business but residing in certain non-Debtor subsidiary entities, as well as a report summarizing preliminary review conducted related to certain executive compensation matters.

B.	Interest Rate Pressures.

The Company primarily relied upon cashflows generated by its ongoing activities and the incurrent of debt (i.e., the Prepetition Credit Facility) to fund its operations and strategic growth initiatives over the past several years. As already provided, the Company had approximately $617 million in principal amount outstanding as of the Petition Date under the Prepetition Credit Facility. The interest components of the Prepetition Credit Facility, as amended, fluctuate based on the Secured Overnight Financing Rate (SOFR).

Due to increased interest rate pressures in the 12 months leading up to the Petition Date, interest rate expenses increases from approximately $32 million in 2020 to approximately $93 million in 2023. The steady increase in interest rates and cost of capital, with minimal to no relief in the near term, detrimentally impacted the Company’s ability to not only service its debt obligations, but also obtain alternative financing and acquire the necessary breathing room to explore value maximizing transactions outside of bankruptcy.

C.	Auditor Issues.

In early 2021, the Company’s independent auditor, RSM US LLP (“RSM”), resigned over a disagreement with management on the treatment of certain accounting classifications, including with respect to the Company’s gift card business. The Company engaged two independent auditors to audit the Company’s Indian businesses, and engaged Skadden, Arps, Slate, Meagher & Flom LLP and accounting experts from AlixPartners LLP (“AlixPartners”) to assist the Company with respect to an investigation into the matters identified by RSM. After reviewing the work performed by AlixPartners, the Board ultimately was satisfied no further steps were necessary with respect to the Company’s gift card business.

The Company’s consolidated independent auditors subsequently completed the audit of the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows of the company for two calendar year periods ending December 2020 and December 2021 and expressed an unqualified opinion, and two independent joint statutory auditors for the consolidated India business audited the India business for the period ended March 2021 and the interim period from April 1, 2021 to September 30, 2021 and expressed an unqualified opinion on both the consolidated India business and the Indian gift card subsidiary.

Despite these efforts, the market dramatically reacted to the resignation of RSM. A subsequent report issued by Hindenburg Research, which the Company strongly contested, caused a 40% decline in the market value of the Company and precipitated a number of shareholder actions. The RSM resignation also required an amendment to the Prepetition Credit Facility.

RSM was replaced by KG Somani & Co LLP (“KG Somani”). KG Somani completed the audit of the Company’s 2020 financial statements, as included in Ebix, Inc.’s Form 10-K filed in April 2021, and subsequent year audits. The Company also retained KPMG for valuation work and Ernst & Young for tax advice, tax provisioning, and SOX internal control evaluation work for the 2021 and 2022 years. In August 2023, the Public Company Accounting Oversight Board (“PCAOB”) settled a disciplinary order sanctioning KG Somani and a certain KG Somani partner for violations of various PCAOB rules and standards in connection with the 2020 Ebix audit. In the settlement, KG Somani did not admit or deny the findings of the PCAOB and consented to the entry of the disciplinary order.

D.	Shareholder Litigation

The filing of these bankruptcy cases stayed certain lawsuits involving the Debtors. Notably, the Debtors are involved in the following lawsuits, among others:

•

Saraf v. Ebix, Inc., et al. – Certain shareholders alleged purported violations of Section 10(b) of the Securities Exchange Act of 1934, alleging that Ebix and certain of its executives made false and misleading statements and failed to disclose material adverse facts about an audit of the company’s gift card business in India and its internal controls over the gift and prepaid card revenue transaction cycle. The complaint was dismissed by the United States District Court for the Southern District of New York on July 17, 2023, and the plaintiffs filed a timely appeal to the Second Circuit, which remains pending.

•	Derivative Shareholder Lawsuits – Certain derivative suits had been stayed prepetition due to their substantial overlap with the Saraf litigation.

E.	Related International Business Issues

The Debtors have certain non-Debtor international affiliates. Issues with those international businesses have placed additional strain on the Debtors in the time leading up to these chapter 11 cases. Notably, the following circumstances have had an adverse effect on the Debtors’ businesses:

•

A settlement between certain non-Debtor affiliates and the Commissioner of Taxation of the Commonwealth of Australia for approximately $45 million, plus interest, of which approximately $37 million remains to be paid (the “Australia Heads of State Agreement”);

•

A judgment against non-Debtor Ebix Singapore Ptd. Ltd resulting from a resolution plan for the proposed transaction of Educomp Solutions Limited estimated at approximately $48 million (the “Educomp Liability”);

•

The following liabilities asserted against EbixCash and certain other subsidiaries thereof (collectively, the “EbixCash Liabilities”) related to certain acquisitions made by EbixCash as well as regulatory and tax adjudications:

Category	Country	Entities	Total USD	Basis of Liability
Zillious Litigation	India	EbixCash, Zillious Solutions Private Ltd.	$4,500,000

Arbitration order requiring EbixCash to purchase an ownership interest in Zillious for INR 250 million ($3.03 million) along with a sum of INR 2.92 million ($35,400) as free cash and INR 3.89 million ($47,000) as cost along with interest.

ITZ Cash Card Limited (“Itz Cash Liability”)	India	EbixCash, EbixCash World Money Ltd, Ebix Singapore, Ebix Payments	$22,860,000	Arbitration order requiring EbixCash to purchase shareholders’ 20% interest in acquired company and pay related earnouts.

Delphi World Money Limited	India	Delphi World Money Limited, EbixCash World Money Limited	$3,900,000	Penalties enforced related to transactions in 2014 and 2015.

Earnout Ebix Technologies	India	Ebix Technologies	$2,770,000	Earnouts due under a Share Purchase Agreement.

EbixMobility (Trimax)	India	Ebix Mobility Software	$2,200,000	Deferred compensation owed to creditors of EbixMobility.

Foreign Exchange Management Act Compliance	India	EbixCash	$3,960,000	Non-compliance with FEMA 1999.

Income Tax & GST	India	EbixCash	$9,240,000	Remaining 2023 income and GST.

•

Liabilities of $14.3 million related to certain deposits / guarantees made by EbixCash related to customer obligations (together with the Educomp Liability and Amadeus Liability, and the EbixCash Liabilities, the “Singapore/India Liabilities”); and

•

The Securities and Exchange Board of India (“SEBI”) alleged a handful of disclosure violations against, among others, Ebix, Inc. The non-Debtor affiliates have filed a settlement application with SEBI in regard to the alleged violations.

F.	Prepetition Marketing Process.

The Company, with the assistance of its advisors, pursued a prepetition marketing process for the sale of assets sufficient to satisfy the obligations under the Prepetition Credit Facility. Beginning March 29, 2023, Jefferies distributed an initial marketing materials package with respect to the sale of the Debtors’ North American operations to approximately thirty potential interested buyers. Management conducted twelve meetings with potential buyers, and provided significant initial diligence. Nine indications of interest were received in early May 2023. Based on feedback from the buyers and direction from the Debtors’ SIC, the Debtors sought revised indications of interest for the Debtors’ L&A Assets. Six parties submitted revised bids, and the SIC selected two bidders to continue forward in the process during the summer and fall of 2023.

In November 2023, the Debtors’ newly-constituted Finance Committee and the Board authorized Jefferies to broaden the marketing process to any and all interested buyers and expanded the scope of the potential assets to be sold beyond the L&A Assets. Subsequently, an additional four parties engaged in exploration of a purchase of the Debtors’ assets, including Zinnia Distributor Solution LLC (“Zinnia”). Significant information regarding the Debtors’ business was made available in the virtual data room for potential buyers, which included more than 450 files comprising 25,000 pages of diligence.

The Debtors, together with their advisors, determined that entry into an agreement with a stalking horse for the L&A Assets would maximize value by providing a framework and a floor for these Assets. Accordingly, the Debtors and their advisors secured a stalking horse bid for the L&A Assets submitted by Zinnia. As more fully described in Article V of this Disclosure Statement, the Court has approved the sale to Zinnia, and such sale closed on April 1, 2024. See Notice of Closing of NA L&A Assets Sale Transaction [Docket No. 495].

G.	RSA.

During the second forbearance period with the Prepetition Lenders, the Debtors finalized the terms of the RSA, and ultimately entered into the RSA on December 17, 2023. Pursuant to the RSA, the Debtors agreed to pursue a sale of some or all of their assets, sufficient to repay the Prepetition Lenders in full (the “Sale Transaction(s)”). In addition the Debtors agreed to certain milestones (the “Milestones”) for these chapter 11 cases, which were mirrored in the DIP Facility.

In exchange for these Milestones, the DIP Secured Parties agreed to support the Debtors in pursuing the Sale Transaction(s) and the DIP Secured Parties agreed to forbear from exercising remedies against the Debtors’ subsidiaries, Ebix Singapore Pte Ltd and Ebix International Holdings Limited, who are guarantors on the Prepetition Credit Facility but not Debtors in these cases.

V.	EVENTS DURING CHAPTER 11 CASES.

A.	Administration of These Chapter 11 Cases.

1.	Commencement of the Chapter 11 Cases.

On the Petition Date, the Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Northern District of Texas. The cases were assigned to the Honorable Scott W. Everett.

2.	First Day Relief.

On the Petition Date, or soon thereafter, the Debtors filed numerous first-day motions (the “First Day Motions”), the object of which was to streamline the transition to operating under chapter 11, to stabilize operations, and to preserve their relationships with vendors, customers, royalty interest owners and employees. These First Day Motions requested, among other things, authority to:

(i)	jointly administer the Chapter 11 Cases for procedural purposes only [Docket No. 2];

(ii)	continue prepetition insurance coverage [Docket No. 3];

(iii)	pay any prepetition wage and benefits claims and continue to honor and pay amounts related in the ordinary course of business [Docket No. 4];

(iv)	continue to operate the Debtors’ existing cash management system and continue to use of existing bank accounts and business forms [Docket No. 5];

(v)	establish notice and hearing procedures with respect to trading in equity securities of the Debtors [Docket No. 6];

(vi)	pay prepetition taxes and fees in the ordinary course [Docket No. 7];

(vii)	extend time to file the Debtors’ Schedules and Statements (each as defined below) [Docket No. 8];

(viii)	continue to pay for utility services [Docket No. 9];

(ix)	file a consolidated creditor matrix and waive certain requirements for equity security holders [Docket No. 10];

(x)	employ the Claims and Balloting Agent [Docket No. 11];

(xi)	pay certain claims of critical vendors [Docket No. 12];

(xii)	obtain authority to enter into the DIP Facility and use cash collateral [Docket No. 13]; and

(xiii)	reject an unexpired lease of property and abandon certain property that may be located on the premises [Docket No. 15].

3.	DIP Facility.

The Debtors, with the assistance of their advisors, negotiated a senior secured, superpriority, debtor-in-possession term loan credit facility (the “DIP Facility”) subject to the terms and conditions set forth in that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, by and among Ebix (as the DIP Borrower), the Guarantors (as defined in the DIP Credit Agreement), the lenders party to the Prepetition Credit Agreement (the “DIP Secured Parties”), and Regions Bank as DIP Agent.

Pursuant to the DIP Facility, the DIP Secured Parties agreed to provide additional liquidity to the Debtors, to among other things, conduct and complete the prepetition marketing process. The Debtors and the Debtors’ advisors actively negotiated the terms and provisions of the DIP Facility leading up to the Petition Date and pushed back on the material terms of the proposed financing, including the economics and covenants. In addition, Jefferies canvassed the market to assess whether any alternative financing would be available on better terms than that offered by the DIP Secured Parties. No better financing presented itself. The material terms of the DIP Facility include, among other things:

•	new money term loans in an aggregate principal amount of $35 million from the DIP Secured Parties, of which $15 million was to be available immediately upon entry of the interim order;

•

upon entry of a final order, a substitution and exchange of $70 million in the aggregate principal amount of outstanding Term Loans and Revolving Loans (both as defined in the Prepetition Credit Agreement) held by each DIP Secured Party for term loans under the DIP Credit Agreement on a pro rata basis in accordance with the share of New Money DIP Loans made by such DIP Secured Party and subject to the terms and conditions of the DIP Credit Agreement.

On December 18, 2023, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing (A) Postpetition Financing, and (B) the Use of Cash Collateral; (II) Granting Liens and Providing Superpriority Administrative Expense Claims; (III) Granting Adequate Protection to Prepetition Lenders; (IV) Modifying the Automatic Stay; (V) Scheduling a Final Hearing; and (VI) Granting Related Relief [Docket No. 13] (the “DIP Motion”), requesting that the Court authorize the Debtors to enter into the DIP Facility, subject to the terms and conditions of the DIP Credit Agreement.

On December 19, 2023, the Court entered an interim order [Docket No. 64] (the “Interim DIP Order”), which authorized the Debtors’ entry into the DIP Facility on an interim basis. On January 26, 2024, the Court approved the DIP Facility on a final basis, including the DIP Rolled-Up Loans and the Roll-Up (the “Final DIP Order”) [Docket No. 255].

4.	Filing of Retention Applications and Related Motions.

The Debtors have also filed several other motions that are common in chapter 11 proceedings, including applications to retain various professionals to assist the Debtors in the Chapter 11 Cases.

Specifically, the Debtors have filed the following motions and applications:

•

On January 8, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals (the “Interim Compensation Motion”) [Docket No. 128; Order at Docket No. 287] and the Debtors’ Motion for Entry of an Order (I) Authorizing the Debtors to Retain and Compensation Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief (the “OCP Motion”) [Docket No. 231; Order at Docket No. 295].

•

On January 8, 2024, the Debtors also filed applications to retain certain professionals; specifically, AP Services, LLC as financial advisors and Peter D. Fitzsimmons as Chief Restructuring Officer (“CRO”) to the Debtors (the “APS Retention Application) [Docket No. 130; Order at Docket No. 289], Sidley as Debtors’ counsel (the “Sidley Retention Application”) [Docket No. 131; Order at Docket No. 288], and Jefferies as investment banker to the Debtors (the “Jefferies Retention Application”). On April 3, 2024, the Court entered the Order (I) Expanding the Scope of the Retention and Employment of Jefferies LLC as Investment Banker to the Debtors in Possession and (II) Granting Related Relief [Docket No. 634], by which the services provided under the Jefferies Retention Application were expanded to include, among other things, additional financial advice and assistance in connection with a possible sale, disposition, or other business transaction.

•

On January 9, 2024, the Debtors filed the Debtors’ Emergency Application for Entry of an Order Authorizing the Retention and Employment of Huron Consulting Services LLC as Financial Advisor Effective as of December 28, 2023 (the “Huron Application”) [Docket No. 136; Order at Docket No. 191], seeking to retain Huron Consulting Services LLC (“Huron”) for the purposes of preparation of a quality of earnings report for the Debtors’ North American Life & Annuity Assets.

•

On January 22, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Authorizing the Debtors to Retain and Compensate Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief (the “OCP Motion”) [Docket No. 231; Order at Docket No. 295], authorizing the retention of certain ordinary course professionals supporting the Debtors’ businesses and related procedures.

•

On February 22, 2024, the Debtors filed the Debtors’ Application for Entry of an Order (I) Authorizing the Employment and Retention of Deloitte Tax LLP as Tax Services Provider Effective as of January 28, 2024 and (II) Granting Related Relief (the “Deloitte Application”) [Docket No. 382; Order at Docket No. 476], seeking to retain Deloitte Tax LLP (“Deloitte”) to provide tax-related services in support of the Debtors.

•

On March 4, 2024, the Debtors filed the Debtors’ Application for an Order (I) Authorizing the Employment and Retention of O’Melveny & Myers LLP as Special Counsel to the Debtors Effective as of February 5, 2024 and (II) Granting Related Relief (the “OMM Application”) [Docket No. 404; Order at Docket No. 491], seeking retention of the law firm of O’Melveny & Myers LLP (“OMM”) to serve special counsel in pursuit of an Compensation Investigation, defined and more fully described below, into certain payments to the Debtors’ Chief Executive Officer and the related disclosures on public filings, among other issues.

5.	Filing of the Schedules, Statements of Financial Affairs

On January 19, 2024, the Debtors filed their Schedules of Assets and Liabilities (the “Schedules”) and Statements of Financial Affairs (the “Statements”) in compliance with section 521 of the Bankruptcy Code and Rule 1007 of the Federal Rules of Bankruptcy Procedure. The Schedules and Statements set forth, among other things, the Debtors’ assets and liabilities, current income and expenditures, and executory contracts and unexpired leases. On February 16, 2024, the Debtors filed amended their Schedules and Statements. [Docket No. 339, 342].

On January 19, 2024, the Debtors filed their Periodic Report Pursuant to Bankruptcy Rule 2015.3 (the “2015.3 Report”) [Docket No. 209]. On February 16, 2014, the Debtors filed a supplemental version of the 2015.3 Report [Docket No. 345]. On June 18, 2024, the Debtors filed an updated 2015.3 Report [Docket No. 648].

6.	Employee Incentive and Retention Plans.

On December 18, 2023, the Debtors filed the Debtors’ Motion Pursuant to 11 U.S.C. §§ 363 and 503 (I) Authorizing the Debtors to Implement Key Employee Incentive Plan and Key Employee Retention Plan and (II) Granting Related Relief (the “KEIP-KERP Motion”) [Docket No. 41]. By the KEIP-KERP Motion, the Debtors sought authority for a key employee incentive plan (the “KEIP”) and a key employee retention plan (the “KERP”). The KEIP was designed to incentivize six executive employees to continue to meet and exceed challenging performance targets during the Chapter 11 cases with the ultimate goal of maximizing the value of the Debtors’ assets in pursuit of the L&A Sale. The KERP was designed to secure the continued retention of non-management, critical employees through the Effective Date of the Debtors’ reorganization.

On January 29, 2024, the Court entered the Order Pursuant to 11 U.S.C. §§ 363 and 503 of (I) Authorizing the Debtors to Implement Key Employee Incentive Program and Key Employee Retention Plan and (II) Granting Related Relief [Docket No. 263], following a hearing held on January 26, 2024.

On April 23, 2024, the Debtors filed the Debtors’ Motion Pursuant to 11 U.S.C. §§ 363 and 503 (I) Authorizing the Debtors to Implement Key Employee Retention Plan for North American Non-L&A Sale or Reorganization Transaction and (II) Granting Related Relief (the “Non-L&A KERP Motion ”) [Docket No. 541]. By the Non-L&A KERP Motion, the Debtors sought authority for a supplemental key employee retention plan to retain employees focused on the ongoing marketing and sale of the Non-L&A Assets. On May 23, 2024, the Court approved the Non-L&A KERP Motion. See Docket No. 619.

7.	Statutory Committees.

On January 3, 2024, the U.S. Trustee filed his notice of the appointment of the Creditors’ Committee pursuant to 11 U.S.C. § 1102(a)(1) [Docket No. 115; amended at Docket No. 320]. On February 4, 2024, the Creditors’ Committee filed an application to retain McDermott Will & Emery LLP as counsel [Docket No. 283; Order at Docket No. 415]. Additionally, on January 7, 2024, the Creditors’ Committee filed an application to retain Berkeley Research Group, LLC as financial advisor [Docket No. 298; Order at Docket No. 416].

On February 6, 2024, shareholders Sara Konstantine, Mark Lindee, Charles Myers, and Watchhill Capital LLC filed the Motion for Entry of an Order Directing the U.S. Trustee to Appoint an Official Committee of Equity Security Holders Pursuant to 11 U.S.C. § 1102 (the “Equity Committee Motion”) [Docket No. 296], requesting the Court order the U.S. Trustee to appoint an official committee of equity security holders. On February 20, 2024, the Court denied the Equity Committee Motion on the record and, on February 26, 2024, entered the Order Denying Motion for the Appointment of an Official Committee of Equity Security Holders [Docket No. 389].

8.	Meeting of Creditors.

On January 26, 2024, the U.S. Trustee held the meeting of creditors pursuant to section 341 of the Bankruptcy Code (the “341 Meeting”). The 341 Meeting was continued to February 23, 2024.

9.	Establishment of Bar Dates.

On January 8, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; (III) Approving the Form and Manner for Filing Proofs of Claim, including section 503(b)(9) Requests Notice of Bar Dates, and (IV) Granting Related Relief [Docket No. 132].

On February 6, 2024, the Court entered the Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; (III) Approving Notice of Bar Dates, and (IV) Granting Related Relief (the “Bar Date Order”) [Docket No. 291], which set (i) March 18, 2024 at 4:00 p.m. (prevailing Central Time) as the general bar date by which non-governmental units must file a proof of claim, and (ii) June 14, 2024 at 4:00 p.m. (prevailing Central Time) as the date by which all governmental units must file a proof of claim.

10.	Rule 2004 Exams.

On January 10, 2024, the Debtors filed the Debtors’ Emergency Motion for Authority to Conduct Examinations Under Federal Rule of Bankruptcy Procedure 2004 (the “2004 Motion”) [Docket No. 147], seeking to conduct a Rule 2004 Examination of certain third party competitors of the Debtors. On January 16, 2024, the Court held a hearing on the 2004 Motion. The Court approved the 2004 Motion and entered the Order Granting the Debtors’ Emergency Motion for Authority to Conduct Examinations Under Federal Rule of Bankruptcy Procedure 2004 (the “2004 Order”) [Docket No. 190].

On March 27, 2024, the Court entered the Stipulation and Order to Hold Rule 2004 Subpoena in Abeyance [Docket No. 478], by which the Debtors agreed to hold the subpoena set forth by the 2004 Order in abeyance provided that Evident ID, Inc., one of its third party competitors and the subject of the 2004 Order, complied with certain conditions.

11.	Exclusivity.

Pursuant to sections 1121(b) and 1121(c)(3) of the Bankruptcy Code, the Debtors had the exclusive right to file a plan (the “Exclusive Filing Period”) until April 15, 2024, and the exclusive right to solicit acceptances for its plan until June 14, 2024 (the “Exclusive Solicitation Period” and together with the Exclusive Filing Period, the “Exclusive Periods”). The Debtors filed the Plan on March 22, 2024, within the Exclusive Filing Period and reserved the right to seek extensions of the Exclusive Filing Period and further extensions of the Exclusive Solicitation Period pursuant to section 1121(d) of the Bankruptcy Code.

On March 29, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order to Extend Debtors’ Exclusivity Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof (the “Exclusivity Motion”) [Docket No. 482]. By the Exclusivity Motion, the Debtors sought a 90-day extension of the (i) Exclusive Filing Period to July 14, 2024 and (ii) the Exclusive Solicitation Period to September 12, 2024. On April 22, 2024, the Court entered the order approving the Exclusivity Motion [Docket No. 536].

The Debtors reserve the right to seek extensions of the Exclusive Filing Period and further extensions of the Exclusive Solicitation Period pursuant to section 1121(d) of the Bankruptcy Code.

12.	Partial Paydown

On March 29, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Authorizing the Debtors to Use NA L&A Net Sale Proceeds to Pay Prepetition Secured Claims, and (II) Modifying the Automatic Stay in Connection Therewith, and (III) Granting Related Relief (the “Paydown Motion”) [Docket Nos. 484, 487], by which (i) the Debtors requested authority to use certain of the sale proceeds from the L&A Sale to pay outstanding obligations under the Prepetition Credit Facility, (ii) modify the automatic stay in connection therewith, and (iii) related relief. On April 22, 2024, the Court entered an order approving the Paydown Motion [Docket No. 537].

B.	The Compensation Investigation.

Pursuant to its retention, OMM has been tasked with the investigation into the compensation of the Debtors’ chief executive officer, Mr. Robin Raina, including, but not limited to, actions taken by the Debtors’ compensation committee in authorizing such compensation, issues relating to disclosure of such compensation in public filings, and actions taken by the Debtors’ chief executive officer post-maturity of the Prepetition Credit Agreement (the “Compensation Investigation”), as more fully set forth in that certain Engagement Letter attached as Exhibit 1 to Exhibit B to the OMM Application.

OMM’s findings related to the Compensation Investigation have been provided to the Debtors and Committee.

C.	Postpetition Sale of the L&A Assets.

Following the Petition Date, on December 18, 2023, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order (I)(A) Approving Bid Procedures; (B) Approving the Debtors Entry into the Stalking Horse APA and Approving Bid Protections; (C) Scheduling Auction and Sale Hearing; (D) Approving the Form and Manner of Notices Relating to the Sale Transaction; (E) Approving Assumption and Assignment Procedures; (II) Authorizing the Sale Transaction and (III) Granting Related Relief (the “L&A Bid Procedures Motion”) [Docket No. 43]. Pursuant to the L&A Bid Procedures Motion, the Debtors sought approval of an auction and sale process in regard to the L&A Assets, including key deadlines and bid protections, and the entry by the Debtors into the L&A APA with Zinnia.

On January 18, 2024, the Court entered the Order (I)(A) Approving Bid Procedures; (B) Approving the Debtors Entry into the Stalking Horse APA and Approving Bid Protections; (C) Scheduling Auction and Sale Hearing; (D) Approving the Form and Manner of Notices Relating to the Sale Transaction; (E) Approving Assumption and Assignment Procedures; (II) Authorizing the Sale Transaction and (III) Granting Related Relief (the “L&A Bid Procedures Order”) [Docket No. 199].

On January 26, 2024, the Debtors filed the Notice of Sale Transaction Milestones [Docket No. 249], which provided that the Debtors would pursue the sale of the L&A Assets under “Timeline A”, or the following milestones:

L&A Sale Transaction Milestones – Timeline A
Date and Time (all in prevailing Central Time)	Event or Deadline
January 10, 2024	Deadline to Provide Notice of Potential Assumption and Assignment

January 16, 2024, at 9:30 a.m.	Hearing on Approval of the Bid Procedures

January 31, 2024, at 4:00 p.m.	Deadline to File Objections to Cure Amount

February 8, 2024, at 4:00 p.m.	Deadline to File Objection to Sale or Assumption and Assignment to Stalking Horse Purchaser

February 9, 2024, at 4:00 p.m	Bid Deadline

February 12, 2024	Determination of Qualified Bids

February 13, 2024, at TBD	Auction for the Debtors’ L&A Assets

Later of February 13, 2024 or the date on which the Auction ends	Deadline to Serve Post-Auction Notices

February 14, 2024, at 4:00 p.m	Deadline to File Objection to Sale or Assumption and Assignment to non-Stalking Horse Purchaser, if applicable

February 15, 2024, at 1:30 p.m	Sale Hearing

On January 10, 2024, the Debtors filed the Notice of Cancellation of Auction and Designation of Successful Bidder [Docket No. 309], which cancelled the Auction for the L&A Assets and designated Zinnia as the successful bidder for the L&A Assets.

On February 15, 2024, the Court held a hearing on the sale to Zinnia, at which the Court approved the sale. On February 16, 2024, the Court entered the Order (I) Authorizing the Sale of the Debtors’ Assets; (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto; and (III) Granting Related Relief (the “L&A Sale Order”) [Docket No. 334].

On April 1, 2024, the Debtors consummated the sale with Zinnia for the L&A Assets.

D.	Sale and Marketing Process of Remaining Assets and Solicitation of Plan Sponsors.

On March 11, 2024, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Approving Bid Procedures for Non-L&A Assets, Equity, and Plan Sponsorship Rights and Authorizing the Sale Transactions, (II) Approving Notices in Connection with the Transactions; and (III) Granting Related Relief (the “Non-L&A Bid Procedures Motion”) [Docket No. 431]. On April 16, 2024, the Court entered the order approving the Non-L&A Bid Procedures Motion (the “Non-L&A Bid Procedures Order”) [Docket No. 514].

Pursuant to the Non-L&A Bid Procedures Order and as more fully described in the Non-L&A Bid Procedures Motion, the Debtors have canvased the market for potential transactions to maximize the value of these estates, including: (i) a potential sale of the NA Assets, including the health exchange, the health and content wellness business, and the risk compliance solutions business; (ii) the sale of the Debtors’ equity interests in the non-Debtor foreign subsidiaries; and/or (iii) the right to sponsor a plan of reorganization for the Debtors. At the same time, the Debtors continued to solicit offers from interested parties to effectuate the Plan, including a combination of the following: (i) a refinancing of the debt under the Prepetition Credit Facility, (ii) a tender offer for the debt under the Prepetition Credit Facility, and/or (iii) an equity financing, including, without limitation an equity rights offering.

The Non-L&A Bid Procedures Order provided the following timeline:

Non-L&A Sale Transaction Milestones
Date and Time (all in prevailing Central Time)	Event or Deadline
April 11, 2024, at 1:30 p.m.	Hearing on Approval of the Bid Procedures

April 26, 2024	Deadline to File Assumption and Assignment Notice

May 1, 2024, at 4:00 p.m.	Bid Deadline

May 6, 2024	Determination of Qualified Bids

May 8, 2024, at TBD	Auction for Remaining Assets (the “Auction”)

May 9, 2024	Deadline to Serve Post-Auction Notice and/or Election to Proceed with Reorganization Transaction

May 10, 2024, at 4:00 p.m.	Deadline to File Objection to Sale Deadline to File Contract Objections

May 13, 2024	Deadline to File Reply to Objections

May 14, 2024, at 1:30 p.m.	Sale Hearing

1.	Postpetition Marketing for Rest of World Assets.

Beginning March 11, 2024, Jefferies began efforts to market all of the Debtors’ and non-Debtors’ assets globally pursuant to the Non-L&A Bid Procedures Order.

Jefferies contacted over 40 parties with explicit interest in all or certain of the assets of Ebix “Australia” and Ebix “Asia Pacific.” 26 parties executed a non-disclosure agreement with the Debtors, and eight (8) parties ultimately submitted a non-binding indication of interest proposal or term sheet.

While the Debtors received expressions of interest in the assets of Ebix “Australia” and Ebix “Asia Pacific,” ultimately no parties were willing to transact on an out-of-court basis given the liabilities of Ebix Singapore. Moreover, before the Debtors would be able to recover value on account of their indirect equity interests in Ebix “Australia” and Ebix “Asia Pacific,” the claims at such entities would need to be satisfied (including the liabilities pursuant to the Australia Heads of State Agreement, the EduComp Liability, the ItzCash Liability, and the Amadeus Liability).

With respect to EbixCash, Jefferies contacted over 70 parties with explicit interest in all or certain of the assets of EbixCash. 21 parties executed a non-disclosure agreement with the Debtors, and nine (9) parties interested in EbixCash executed a non-reliance letter with Deloitte for access of Deloitte’s draft vendor due diligence report.

Again, however, although the Debtors received interest in the EbixCash assets, the Debtors were not able to secure a transaction for these assets, including due to the EbixCash Liabilities, potential regulatory review and approvals for such a transaction, cash flow impacts from the sale of the North America assets, and significant working capital requirements for the EbxCash business.

2.	Non-L&A Stalking Horse.

In May 2024, the Debtors engaged in discussions with a potential bidder for a potential management-led transaction, which ultimately did not result in a bid.

On June 14, 2024, the Debtors announced (i) Eraaya Lifespaces Limited, Vikas Lifecare Limited and Vitasta Software India Private Limited and/or one or more of their designees (the “Plan Sponsor”) as the stalking horse bidder, pursuant to a Plan Support Agreement, dated as of June 12, 2024 (as amended, supplemented, or otherwise modified by the parties thereto, and including the exhibits, schedule or attachments thereto, the “PSA”), for one-hundred percent of the equity of the Reorganized Ebix, and (ii) Fortium Investments Inc. (“Fortium”) as the stalking horse bidder, pursuant to an Asset Purchase Agreement, dated as of June 13, 2024 (as amended, supplemented, or otherwise modified by the parties thereto, and including the exhibits, schedules or attachments thereto, the “Stalking Horse APA”), with respect to the purchase of the Debtors’ remaining (after the Zinnia sale) North American assets (the “Non-L&A NA Assets”).

On June 20, 2024 and June 24, 2024, the Debtors held an Auction pursuant to the Non-L&A Bid Procedures. Following the Auction, the Debtors filed the Notice of Designation of Successful Bid and Back-Up Bid and Adjournment of Sale Hearing to July 30, 2024 [Docket No. 684] (the “Bid Notice”), announcing the Plan Sponsor as the Successful Bidder, for the sponsorship of a plan of reorganization for the Debtors, on the terms set forth in the PSA, as amended, attached to the Bid Notice as Exhibit A. Fortium, with respect to the Debtors’ Non-L&A NA Assets, other than the NA Health Assets (as defined below), and Everyday Health Media, LLC (“Everyday Health,” and together with Fortium, the “Back-Up Bidders”) with respect to the Non-L&A NA Assets under the A.D.A.M. and Oakstone lines (the “NA Health Assets”), were designated as Back-Up Bidders (as defined in the Non-L&A Bid Procedures) on the terms set forth in the Stalking Horse APA, as amended, and the asset purchase agreement with Everyday Heath, respectively.

Pursuant to the Non-L&A Bid Procedures, the Back-Up Bids shall remain open until the earlier of (a) the closing of the Successful Bid notwithstanding any outside date set forth in the Back-Up Bid’s related proposed purchase agreement and (b) the date that is three months following conclusion of the Auction. If for any reason the Plan Sponsor fails to consummate the Successful Bid within the time permitted by the Court, the Debtors are authorized, but not required, to consummate the Backup Bid as soon as commercially reasonable without further order of the Court upon at least 24 hours advance notice, which notice will be filed with the Court.

E.	Reorganization Transactions.

As more fully described in the Plan, the Plan Sponsor and the Debtors have agreed to certain transactions (collectively, the “Reorganization Transactions”), including:

a.

the Plan Sponsor will receive, on the Effective Date, one hundred percent (100%) of the Reorganized Ebix Interests under the Plan in the most efficient manner agreed to by the Debtors and the Plan Sponsor;

b.	No later than one week prior to the Confirmation Hearing, the Plan Sponsor will fund the entire New Money Investment into escrow;

c.	Debtor Ebix Inc., will be converted from a “C” corporation to a Delaware LLC;

d.	the Post-Effective Date Debtors will assume any Assumed Liabilities (as defined in the Plan); and

e.	a Litigation Trust will be created in accordance with Article IV.F of the Plan.

If the Debtors consummate the Reorganization Transactions, the Debtors will release all Causes of Action against the Debtors’ management and members of the Board of Directors, including Mr. Raina. These Causes of Action could include potential claims against the Debtors’ management and Board of Directors, including for breach of fiduciary duty, related to the 2021 Refinancing Process, 2022 Refinancing Process, pursuit of the EbixCash IPO, 2023 Sale Process, and other alternatives to repay the Prepetition Secured Debt; management and oversight of the Ebix enterprise, including dividends and transfers from the Debtors to non-Debtor entities, acquisitions and operations related to EbixCash, and public disclosures related to the same; approval and payment of certain compensation to Mr. Raina and public disclosures of the same. In addition, certain transfers made, including to non-Debtor entities, shareholders, management, and members of the Board of Directors, including Mr. Raina, could be subject to challenge and clawback under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law, which would be released.

F.	Non-L&A Sale Transactions.

In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, the Debtors will elect to pursue (i) the sale of the Non-L&A NA Assets to the Back-Up Bidders (the “Backup Bidder Sales”) and (ii) any sales of the Debtors’ and non-Debtors’ remaining assets, including the sale of the Debtors’ real estate property, other than the Backup Bidder Sales and the L&A Sale (the “Other Sales,” and together with the Backup Bidder Sales, the “Non-L&A Sales”). The proceeds from the Non-L&A Sales shall be distributed in accordance with the Plan.

1.	Fortium Sale

Pursuant to the Fortium APA, Fortium shall purchase from the Debtors the remaining North American assets, exclusive of the A.D.A.M. and Oakstone businesses, for a purchase price of $37.25 million, subject to the terms and conditions of the Fortium APA.

2.	Everyday Health Media Sale

Pursuant to the Everyday Health Media APA, Everyday Health Media shall purchase from the Debtors the assets relating to the A.D.A.M. and Oakstone businesses for a purchase price of $4.05 million, subject to the terms and conditions of the Everyday Health Media APA.

3.	Other Sales

The Debtors and the Post-Effective Date Debtors may seek to consummate Other Sales prior to or after the Effective Date. These Other Sales may include the sale of the Debtors’ equity in other non-Debtors as well as the Debtors’ real property located at 1 Ebix Way, Johns Creek, Georgia 30097.

VI.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.	DIP Claims.

As of the Effective Date, the DIP Claims shall be Allowed in an amount equal to (i) the principal amount outstanding under the DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Documents, and the DIP Order, and (iv) all other DIP Obligations as provided for in the DIP Documents To the extent each DIP Claim has not previously been satisfied in full, each such Allowed DIP Claim shall receive payment in full in Cash of such Holder’s Allowed DIP Claim, which shall survive the Effective Date and shall be paid in full in Cash when they become due and payable under the DIP Documents. All reasonable and documented unpaid fees and expenses of the DIP Agent and the DIP Lenders, to the extent payable pursuant to the DIP Documents, including reasonable and documented fees, expenses, and costs of the DIP Agent’s advisors, shall be paid in full in Cash on or about (but in no event after) the Effective Date.

B.	General Administrative Expense Claims.

Unless otherwise agreed to by the Holder of an Allowed General Administrative Expense Claim and the Debtors, each Holder of an Allowed General Administrative Expense Claim (other than DIP Claims) that is unpaid as of the Effective Date shall receive, on account and in full satisfaction of such Allowed General Administrative Expense Claim, Cash in an amount equal to the Allowed amount of such General Administrative Expense Claim, to be paid in accordance with the following: (1) if a General Administrative Expense Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Expense Claim is due or as soon as reasonably practicable thereafter); (2) if such General Administrative Expense Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such General Administrative Expense Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or Litigation Trustee, as applicable; or (4) at such time and upon such terms as set forth in any other order of the Court.

Each Holder of a General Administrative Expense Claim that was not accrued in the ordinary course of business must File and serve a request for payment of such General Administrative Expense Claim on the Debtors no later than the Administrative Expense Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Expense Claims that are required to File and serve a request for payment of such General Administrative Expense Claims by the Administrative Expense Claims Bar Date that do not File and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Expense Claims against the Debtors or their respective property, and such General Administrative Expense Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Expense Claims that are not properly Filed and served by the Administrative Expense Claims Bar Date shall not appear on the Claims Register and shall be Disallowed automatically without the need for further action by the Debtors, or further order of the Court.

The Debtors or Litigation Trustee, as applicable, may settle General Administrative Expense Claims without further Court approval. The Debtors or Litigation Trustee, as applicable, may also choose to object to any General Administrative Expense Claim no later than sixty (60) days from the Administrative Expense Claims Bar Date, subject to extensions by the Court, agreement in writing of the parties, or on motion of a party in interest approved by the Court. Unless the Debtors or Litigation Trustee, as applicable, or other party with standing, as applicable, object to a timely Filed and properly served General Administrative Expense Claim, such General Administrative Expense Claim will be deemed Allowed in the amount requested. In the event that the Debtors or Litigation Trustee, as applicable, object to a General Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Court will determine whether such General Administrative Expense Claim should be Allowed and, if so, in what amount.

C.	Professional Claims.

1.	Final Fee Applications and Payment of Professional Claims.

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Administrative Expense Claims Bar Date. The Debtors shall pay Allowed Professional Claims in Cash in the amount the Court allows, including from the Professional Claim Reserve Account.

2.	Professional Claim Reserve Account.

No later than the Effective Date, the Debtors shall fund the Professional Claim Reserve Account with Cash equal to the aggregate Professional Claim Reserve Amount for all Professionals. The Professional Claim Reserve Account shall be maintained in trust for the Professionals. Such funds in the Professional Claim Reserve Account shall not constitute property of the Debtors, the Debtors’ Estates, the Post-Effective Date Debtors, the Litigation Trustee, or the Litigation Trust, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Claim Reserve Account, as soon as reasonably practicable after such Claims are Allowed by a Court order. When all Allowed Professional Claims have been paid in full, amounts remaining in the Professional Claim Reserve Account, if any, shall revert to the Litigation Trust to be used for Litigation Trust Expenses pursuant to the terms of the Plan without any further action or order of the Court.

Professionals shall reasonably estimate their unpaid Professional Claims Reserve Amount and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in these Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional for purposes of determining the Professional Claims Reserve Amount.

3.	Post-Effective Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Disbursing Agent shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation and Consummation of the Plan. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Litigation Trustee and Post-Effective Date Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

D.	Priority Tax Claims.

Except to the extent that a Priority Tax Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Priority Tax Claim and the Debtors, Post-Effective Date Debtors, or Litigation Trustee, as applicable, agree to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, (a) to the extent such Priority Tax Claim is or becomes an Allowed Priority Tax Claim within five (5) years from the Petition Date, equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date, or (b) to the extent such Priority Tax Claim becomes an Allowed Priority Tax Claim after such period, Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtors or Post-Effective Date Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium. To the extent the Debtors consummate the Restructuring Transactions, the Post-Effective Date Debtors shall pay any Allowed Priority Tax Claim in accordance with Article II.D of the Plan to the extent that such claims constitute Assumed Liabilities.

E.	Classification and Treatment of Claims and Interests.

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation, and Plan Distribution pursuant to sections 1122 and 1123(a) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class for purposes of distribution only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code and as described in Article II of the Plan, the Debtors have not classified DIP Claims, General Administrative Expense Claims, Professional Claims, and Priority Tax Claims.

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights

Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition Secured Lender Claims	Impaired	Entitled to Vote

Class 4	General Unsecured Claims	Impaired	Entitled to Vote

Class 5	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class 6	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 7	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

1.	Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

a.	Class 1 – Other Secured Claims.

i.	Classification. Class 1 consists of Other Secured Claims.

ii.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Other Secured Claim, each Holder thereof shall receive, at the option of the Debtors or the Post-Effective Date Debtors, as applicable:

(a)	payment in full from Available Cash attributable to the Holder of such Allowed Other Secured Claim’s collateral;

(b)	the return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim; or

(c)	such other treatment sufficient to render such Allowed Other Secured Claim as Unimpaired.

iii.

Voting. Class 1 is Unimpaired under the Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

b.	Class 2 – Other Priority Claims.

i.	Classification. Class 2 consists of Other Priority Claims.

ii.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Other Priority Claim, each Holder thereof shall receive payment or other treatment in accordance with the Bankruptcy Code in full satisfaction of such Claim.

iii.

Voting. Class 2 is Unimpaired under the Plan. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

c.	Class 3 – Prepetition Secured Lender Claims.

i.	Classification. Class 3 consists of Prepetition Secured Lender Claims.

ii.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed Prepetition Secured Lender Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Prepetition Secured Lender Claim, each such Holder thereof shall receive such Holder’s Pro Rata share of Available Cash to the extent such Cash is attributable to Prepetition Collateral.

iii.	Voting. Class 3 is Impaired under the Plan. Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.

d.	Class 4 – General Unsecured Claims.

i.	Classification. Class 4 consists of General Unsecured Claims, including Lender Deficiency Claims.

ii.

Treatment. On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such General Unsecured Claim, each such Holder thereof shall receive such Holder’s Pro Rata share of:

(a)	Available Cash attributable to Unencumbered assets of the Debtors; and

(b)	Litigation Trust Interests.

iii.	Voting. Class 4 is Impaired under the Plan. Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan.

e.	Class 5 – Intercompany Claims.

i.	Classification. Class 5 consists of Intercompany Claims.

ii.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, the Allowed amount of the Intercompany Claims will be paid, adjusted, reinstated or discharged as determined by the Debtors or the Post-Effective Date Debtors, as applicable.

iii.

Voting. Class 5 is either Unimpaired or Impaired under the Plan. Holders of Claims in Class 5 that are Unimpaired are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Claims in Class 5 that are Impaired are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, all Holders in Class 5 are not entitled to vote to accept or reject the Plan.

f.	Class 6 – Section 510(b) Claims.

i.	Classification. Class 6 consists of Section 510(b) Claims.

ii.

Treatment. On the Effective Date, each Holder of each Section 510(b) Claim in any of the Debtors shall have such Claim cancelled, released, and extinguished and without any distribution or compensation.

iii.	Voting. Class 6 is Impaired under the Plan. Holders of Claims in Class 6 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

g.	Class 7 – Existing Equity Interests.

i.	Classification. Class 7 consists of Existing Equity Interests.

ii.

Treatment. On the Effective Date, each Holder of each Existing Equity Interest in Debtor Ebix, Inc. shall have such Interest cancelled, released, and extinguished and without any distribution or compensation.

iii.	Voting. Class 7 is Impaired under the Plan. Holders of Interests in Class 7 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

h.	Class 8 – Intercompany Interests.

i.	Classification. Class 8 consists of Intercompany Interests.

ii.

Treatment. Intercompany Interests shall be Reinstated so as to maintain the organization structure of the Debtors as such structure exists on the Effective Date unless implementation of the Transactions require otherwise.

iii.

Voting. Class 8 is Unimpaired under the Plan. Holders of Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or Post-Effective Date Debtors’ rights regarding any Unimpaired or Reinstated Claim, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired or Reinstated Claim; and, except as otherwise specifically provided in the Plan, nothing therein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan.

3.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

4.	Acceptance or Rejection of the Plan.

a.	Acceptance of the Plan.

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims in such Class.

b.	Voting Classes.

Classes 3 and 4 are Impaired and entitled to vote to accept or reject the Plan.

5.	Confirmation and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III of the Plan. The Debtors hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Voting Class that votes to reject the Plan.

6.	Subordination of Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, Post-Effective Date Debtors, or the Litigation Trustee (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

7.	Subordination Agreements.

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements, including but not limited to, the Intercompany Subordination Agreement, governing Claims or Interests shall be enforced in accordance with such agreement’s terms.

VII.	MEANS FOR IMPLEMENTATION OF THE PLAN.

A.	No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

B.	General Settlement of Claims and Interests.

As discussed in this Disclosure Statement, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI.L of the Plan, all Plan Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

C.	Transactions.

The Plan provides for a restructuring of the Debtors pursuant to the transactions set forth in Article IV.D of the Plan. In the event the Debtors are unable to consummate the Reorganization Transactions, the Debtors will elect to pursue and consummate the Non-L&A Sales, as described herein. Additionally, either prior to or after Confirmation the Debtors shall pursue transactions for the balance of their businesses or assets, either as contingencies in the event the Plan Sponsor transaction terminates or in replacement thereof. Each Transaction shall also include the creation of a Litigation Trust as described below.

D.	Reorganization Transactions.

1.	New Money Investment and Issuance of Reorganized Ebix Interests.

On the Effective Date, Reorganized Ebix shall issue the Reorganized Ebix Interests to the Plan Sponsor. One-hundred percent of the Reorganized Ebix Interests shall be distributed to the Plan Sponsor on account of the New Money Investment. All of the Reorganized Ebix Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and nonassessable.

Except as otherwise set forth in the Plan, the issuance and distribution of any securities pursuant to the Plan, including the Reorganized Ebix Interests, will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 4(a)(2) of the Securities Act or other available exemption from registration under the Securities Act, as applicable.

2.	Assumed Liabilities.

In the event the Debtors consummate the Reorganization Transactions, the Post-Effective Date Debtors shall assume the Assumed Liabilities. Any Assumed Liability that is a Priority Tax Claim shall be paid in accordance with Article II.D of the Plan.

3.	Exit Financing Facility.

On the Effective Date, at the discretion of the Plan Sponsor, the Post-Effective Date Debtors shall enter into the Exit Financing Facility, the terms of which will be set forth in the Exit Financing Facility Documents. Confirmation of the Plan shall be deemed approval of the Exit Financing Facility (if obtained) and the Exit Financing Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Post-Effective Date Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization for the Post-Effective Date Debtors to enter into and execute the Exit Financing Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Financing Facility. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Financing Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Financing Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Post-Effective Date Debtors and the Persons or Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

E.	Non-L&A Sales.

In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, the Debtors will elect to pursue and consummate the Non-L&A Sales, which, collectively, are comprised of (i) the Backup Bidder Sales, which are expected to be consummated prior to the Effective Date; and (ii) the Other Sales, which are expected to be consummated after the Effective Date. In the event the Debtors pursue the Non-L&A Sales, the Debtors shall file a notice with the Court. The Non-L&A Net Sale Proceeds shall be distributed in accordance with the Plan. In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, they will pursue additional transactions for the Debtors remaining businesses and assets.

F.	Litigation Trust.

1.	Interest in the Litigation Trust.

Any and all interests in the Litigation Trust will not, and are not intended to, constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust. Any and all interests in the Litigation Trust shall not be certificated, shall be subject to certain restrictions, and all interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust.

2.	Creation and Governance of the Litigation Trust.

On the Effective Date, the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Causes of Action free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with section 1141 of the Bankruptcy Code. The Litigation Trust Agreement shall be executed, and the Debtors shall take all steps necessary to establish the Litigation Trust in accordance with the Plan and the RSA and the beneficial interests therein, to the extent applicable. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

Any transfer to the Litigation Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Litigation Trustee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and section 6012(b)(3) of the Internal Revenue Code of 1986, as amended, (the “Tax Code”), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee. The powers, rights, and responsibilities of the Litigation Trustee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in Article IV.F of the Plan. The Litigation Trustee shall hold and distribute Plan Distributions in accordance with the provisions of the Plan and the Litigation Trust Agreement. After the Effective Date, the Debtors and the Post-Effective Date Debtors shall have no interest in the Litigation Trust Causes of Action except as set forth in the Litigation Trust Agreement.

3.	Litigation Trustee and Litigation Trust Agreement.

The Litigation Trust Agreement generally will provide for, among other things: (a) the transfer of the Litigation Trust Causes of Action to the Litigation Trust; (b) the mechanics of the Litigation Trust Funding and payment of Litigation Trust Expenses; (c) the retention of counsel, accountants, financial advisors, or other professionals; (d) litigation of any Litigation Trust Causes of Action, which may include the prosecution, settlement, abandonment or dismissal of any such Causes of Action; and (e) making distributions to holders of Litigation Trust Interests, as provided in the Plan and in the Litigation Trust Agreement. The Litigation Trustee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of those professionals without further order of the Bankruptcy Court from the Litigation Trust Causes of Action in accordance with the Plan and the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trustee by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the proceeds of the Litigation Trust Causes of Action.

4.	Cooperation of Post-Effective Date Debtors.

The Post-Effective Date Debtors shall reasonably cooperate with the Litigation Trust and its agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (a) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (b) contesting, settling, compromising, reconciling, and objecting to Claims, and (c) administering the Litigation Trust, and in each case, the Litigation Trust agrees to reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Post-Effective Date Debtors shall take all reasonable efforts to assist the Litigation Trust in connection with the foregoing, and the Litigation Trust may enter into agreements with the Post-Effective Date Debtors in order to obtain information from the Post-Effective Date Debtors on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. The Litigation Trust’s receipt of documents, information or communications from the Post-Effective Date Debtors shall not constitute a waiver of any privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Post-Effective Date Debtors in fulfilling its obligations under Article IV.F.4 of the Plan.

5.	Litigation Trust Causes of Action.

The Litigation Trustee shall have the exclusive right in respect of all Litigation Trust Causes of Action to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Litigation Trust Causes of Action without any further order of the Bankruptcy Court or consent of any other party, except as otherwise provided in the Plan or in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates, solely for purposes of carrying out the Litigation Trustee’s duties under the Litigation Trust Agreement. In connection with the investigation, prosecution and/or compromise of the Litigation Trust Causes of Action, the Litigation Trustee may expend such portion of the Plan Distributions as he or she deems necessary, as provided in the Litigation Trust Agreement.

6.	Litigation Trust Fees and Expenses.

From and after the Effective Date, the Litigation Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Litigation Trust Expenses, including but not limited to reasonable fees and expenses of the Litigation Trustee and the fees and expenses of any professionals retained by the Litigation Trust from the proceeds of the Litigation Trust Causes of Action, except as otherwise provided in the Litigation Trust Agreement. The Post-Effective Date Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

7.	Tax Treatment.

In furtherance of Article IV.F of the Plan, (a) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, subject to the DOF Election, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code owned by the holders of Litigation Trust Interests, which shall be treated as the grantors of such trust, consistent with the terms of the Plan; (b) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business; (c) all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Litigation Trust Interests in satisfaction of their Claims, followed by the deemed transfer of such assets by such holders to the Litigation Trust); (d) all parties shall report consistently with the valuation of the Litigation Trust Assets transferred to the Litigation Trust as determined by the Litigation Trustee (or its designee); (e) the Litigation Trustee shall be responsible for filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (f) the Litigation Trustee shall annually send to each holder of Litigation Trust Interests a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or an adverse determination by the IRS upon audit), the Litigation Trustee, with the consent of the Prepetition Lenders (which consent shall not be unreasonably withheld or delayed), may timely elect to (x) treat any portion of the Litigation Trust allocable to Disputed General Unsecured Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections (a “DOF Election”)) unless, as of the Trust Election Date, either all of the Litigation Trust Assets have been distributed to the holders of the

Litigation Trust Interests or the percentage of the Litigation Trust Assets distributable to each holder of the Litigation Trust Interests has become fixed and determinable, and (y) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors and the Estates, holders of Litigation Trust Interests, and the Litigation Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed General Unsecured Claims, all distributions shall be net of any expenses, including taxes, relating to the retention or disposition of such assets, and the Litigation Trustee shall be responsible for payment, solely out of the assets of such retained assets, of any taxes imposed on or in respect of such assets. All parties (including, without limitation, the Debtors, the Post-Effective Date Debtors, the Litigation Trustee and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

8.	Termination and Dissolution of the Litigation Trust.

The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as all distributions required to be made by the Litigation Trustee under the Plan and the Litigation Trust Agreement have been made. Upon termination and dissolution of the Litigation Trust, any remaining Plan Distributions shall be distributed to holders of Litigation Trust Interests in accordance with the Litigation Trust Agreement.

9.	Single Satisfaction of Allowed Claims From Litigation Trust.

Notwithstanding anything to the contrary herein, in no event shall holders of Litigation Trust Interests recover more than the full amount of their Allowed Claims from the Litigation Trust.

G.	Sources of Consideration for Plan Distributions.

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors or Litigation Trustee, as applicable, shall fund Plan Distributions with (i) Available Cash; and (ii) the Litigation Trust Proceeds.

H.	Cancellation of Existing Securities.

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, the Prepetition Credit Documents and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of (or ownership interest in) the Debtors that are Reinstated pursuant to the Plan) shall be deemed canceled, discharged and of no force or effect, without further action or approval of the Court. The Debtors, the Post-Effective Date Debtors, or any Holder, and the Prepetition Agent and its agents, successors and assigns shall be automatically and fully released and discharged of and from all duties as applicable under the Prepetition Credit Documents, except, as applicable, as necessary to (a) enforce the rights and Claims of the Prepetition Agent, and any predecessor thereof, vis-à-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan, (c) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, (d) allow the Prepetition Agent to exercise rights and enforce obligations relating to the Plan; and (e) allow the Prepetition Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court.

Subsequent to the performance by the Prepetition Agent of its obligations under the Plan, the Prepetition Agent and its respective agents shall be relieved of all further duties and responsibilities related to the Prepetition Credit Documents upon the occurrence of the Effective Date, except with respect to such other rights of the Prepetition Agent that, pursuant to the Prepetition Credit Documents, survive the termination of the Prepetition Credit Documents.

The obligations of the Debtors pursuant, relating, or pertaining to any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, indentures, certificates, notes, or other instruments or documents evidencing or creating indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall also continue in effect to allow such Holder to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court or any other court, including, without limitation, to enforce the respective obligations owed to such parties under the Plan.

Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect solely in connection with such cancellations, terminations, satisfactions, releases or discharges. Nothing contained in the Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under (i) any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Court or hereunder or (ii) any Claims or Interests that are Reinstated pursuant to the terms of the Plan.

I.	Corporate Action.

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Court in all respects, including, as applicable, (i) the issuance of the Reorganized Ebix Interests; (ii) the selection and appointment of the directors, officers, and members for the Post-Effective Date Debtors; (iii) implementation of the Reorganization Transactions and the Non-L&A Sales; (iv) the Reorganized Ebix Conversion; and (v) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Post-Effective Date Debtors, and any corporate action required by the Debtors, the Post-Effective Date Debtors, or the Litigation Trust in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by any stockholders, directors, members, managers, or officers of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust. On or before the Effective Date, as applicable, the appropriate officers, managers, and members, and directors of the Debtors, the Post-Effective Date Debtors, and the Litigation Trust, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of the Debtors, the Post-Effective Date Debtors, or the Litigation Trust, to the extent not previously authorized by the Court. The authorizations and approvals contemplated by Article IV.I of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	Effectuating Documents; Further Transactions.

Prior to, on, or after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, may take any and all actions as may be necessary or appropriate in the Debtors’ reasonable discretion to effectuate the Reorganization Transactions or the Non-L&A Sales, as applicable, and any other transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (i) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, arrangement, continuance, dissolution, sale, purchase, or liquidation, in each case, containing terms that are consistent with the terms of the Plan, including the Reorganized Ebix Conversion; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of the New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) such other transactions that are required to effectuate the Reorganization Transactions and the Non-L&A Sales, as applicable, including any sales, mergers, consolidations, restructurings, financing, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the issuance of securities, including the Reorganized Ebix Interests; (vi) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the distribution of the Litigation Trust Interests to be issued pursuant hereto; and (vii) all other actions that the Debtors determine to be necessary or appropriate, including in connection with making filings or recordings that may be required by applicable law in connection with the Plan, with each of the foregoing authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule.

The Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

K.	Corporate Existence.

On or prior to the Effective Date, Debtor Ebix, Inc. may convert from a Delaware Corporation to a Delaware limited liability company (the “Reorganized Ebix Conversion”). The Post-Effective Date Debtors shall be authorized to adopt any agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan.

Except as otherwise provided in the Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan, on and after the Effective Date, each Debtor shall continue to exist as a Post-Effective Date Debtor, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal law, or other nonbankruptcy law).

After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of the Post-Effective Date Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, the Post-Effective Date Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules but, for the avoidance of doubt, subject to, if applicable, any restrictions on the operations of a reorganized debtor under section 524(g) of the Bankruptcy Code.

L.	Vesting of Assets in the Post-Effective Date Debtors.

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Executory Contracts and Unexpired Leases assumed, but not assigned, by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries or Post-Effective Date Debtor Causes of Action, shall vest in each respective Post-Effective Date Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, each Post-Effective Date Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Post-Effective Date Debtor Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.	New Organizational Documents.

To the extent required under the Plan, or applicable non-bankruptcy law, on the Effective Date, or as soon as reasonably practicable thereafter, the Post-Effective Date Debtors will File such New Organizational Documents as are required to be Filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational

Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Post-Effective Date Debtors may amend and restate their respective New Organizational Documents, and the Post-Effective Date Debtors may File their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents. Additionally, on the Effective Date, each recipient of Reorganized Ebix Interests will be subject to the New Organizational Documents.

N.	Post-Effective Date Ebix Board.

As of the Effective Date, except as set forth in Article IV.N of the Plan, all directors, managers, and other members of existing boards or governance bodies of the Debtors shall cease to hold office or have any authority from and after such time unless such individuals are selected to hold positions pursuant to the applicable governing body or documents with respect to the Post-Effective Date Debtors.

In the event the Debtors consummate the Reorganization Transactions, the identity of the members of the board of directors of the Post-Effective Date Debtors shall be determined by the Plan Sponsor in its sole discretion. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of the Post-Effective Date Debtors. To the extent any such director or officer of the Post-Effective Date Debtors is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such direct or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the Employment Agreements (if assumed by the Post-Effective Date Debtors, as applicable), and other constituent documents of the Post-Effective Date Debtors.

O.	Employee Benefits

Except as otherwise provided herein, on and after the Effective Date, the Post-Effective Date Debtors shall honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity-based compensation related to Existing Equity Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, retention benefits, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who severed in such capacity at any time; provided, that the Debtors’ or Post-Effective Date Debtors’ performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing herein shall limit, diminish, or otherwise alter the Post-Effective Date Debtors’ defenses, Claims, and Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.

P.	Exemption from Certain Taxes and Fees.

To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments, or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) any transfers (directly or indirectly) of property pursuant to the Plan, (iv) any assumption, assignment, or sale by the Debtors of their interests in Unexpired Leases of nonresidential real property or Executory Contracts pursuant to section 365(a) of the Bankruptcy Code, and (v) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, deed stamps, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

Q.	Preservation of Causes of Action.

1.	Maintenance of Causes of Action.

Except as otherwise provided in Article IV of the Plan or elsewhere in the Plan or the Confirmation Order, after the Effective Date, the Post-Effective Date Debtors retain all rights to commence, pursue, litigate, or settle, as appropriate, any and all Post-Effective Date Debtor Causes of Action and the Litigation Trustee retains all rights to commence, pursue, litigate, or settle, as appropriate, any and all Litigation Trust Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in these Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any claims or Causes of Action (i) released under Article VIII.C.1 of the Plan or (ii) exculpated under Article VIII.E of the Plan to the extent of any such exculpation. The Debtors, the Post-Effective Date Debtors, the Litigation Trust, and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’, the Post-Effective Date Debtors’, the Litigation Trust’s, or their Estates’ interest therein, without notice to or approval from the Court. Notwithstanding the foregoing, the Debtors, Post-Effective Date Debtors, or Litigation Trust, as applicable, shall retain all claims and defenses to any Allowed Claims that are Unimpaired pursuant to the Plan. A further description of the Litigation Trust Causes of Action shall be filed with the Plan Supplement through the Schedule of Litigation Trust Causes of Action.

2.	Preservation of All Causes of Action Not Expressly Settled or Released.

All Causes of Action listed on the Schedule of Litigation Trust Causes of Action or that constitute Post-Effective Date Debtor Causes of Action are reserved for later adjudication by the Litigation Trustee or Post-Effective Date Debtors, as applicable, ( including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in the Plan, the Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article VIII.C.1 of the Plan or (ii) exculpated under Article VIII.E of the Plan hereof to the extent of any such exculpation. In addition, the Debtors, Post-Effective Date Debtors, and Litigation Trustee, as applicable, expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

R.	Closing the Chapter 11 Cases.

The Post-Effective Date Debtors or Litigation Trustee, as applicable, shall, promptly after the full administration of the Chapter 11 Cases, file with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases; provided that, as of the Effective Date, Post-Effective Date Debtors or the Litigation Trustee may submit separate orders to the Court under certification of counsel previously provided to the U.S. Trustee closing certain individual Chapter 11 Cases and changing the caption of the Chapter 11 Cases accordingly. Nothing in the Plan shall authorize the closing of any case effective as of a date that precedes the date any such order is entered. Any request for such relief shall be made on motion served on the U.S. Trustee, and the Court shall rule on such request after notice and a hearing. Upon the filing of a motion to close the last Chapter 11 Case remaining open, the Litigation Trustee shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1.

S.	Payment of Certain Fees

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Post-Effective Date Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan or the RSA, as applicable, subject to the conditions set forth in Article IV.S of the Plan and the RSA. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the

Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Post-Effective Date Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

T.	Fiduciary Duties.

Nothing in the Plan shall require the Debtors or their board of directors, after consulting with counsel, to take any action or to refrain from taking any action to the extent taking or failing to take such action would be inconsistent with applicable law or their respective fiduciary obligations under applicable Law.

VIII.	TREATMENT OF EXECUTORY CONTRACTS AND/OR UNEXPIRED LEASES.

A.	Assumption and Rejection of Executory Contracts and/or Unexpired Leases.

1.	Reorganization Transactions.

In the event the Debtors consummate the Reorganization Transactions, on the Effective Date, except as otherwise provided in Article V.F of the Plan and elsewhere therein, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

2.	Non-L&A Sales.

In the event that the Debtors do not consummate the Reorganization Transactions, pursuant to the Non-L&A Sales, on the Effective Date, except as otherwise provided in Article V.F of the Plan and elsewhere in the Plan and the Non-L&A Sale Order, all Executory Contracts and/or Unexpired Leases not otherwise assumed and assigned or rejected will be deemed rejected by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) previously expired or terminated pursuant to their own terms; (2) have been previously assumed or rejected by the Debtors pursuant to a Final Order (including, without limitation, the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (3) are the subject of a motion to assume that is pending on the Effective Date; or (4) have an ordered or requested effective date of rejection that is after the Effective Date. Nothing contained in the Plan or the Confirmation Order constitutes or shall be construed as any modification or amendment of the L&A Sale Order or the Non-L&A Sale Order.

3.	General Provisions.

Counterparties to any Executory Contracts and/or Unexpired Leases shall be bound by the Cure amounts set forth in any Assumption and Assignment Notice and the Assumption and Assignment Procedures set forth in the Non-L&A Bid Procedures Order. No further notice to any counterparties shall be necessary to effectuate the assumption or assumption and assignment of such Executory Contracts and/or Unexpired Leases. Any counterparty that does not timely object in accordance with the Assumption and Assignment Procedures shall be deemed to have assented to the assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease.

Such automatic assumption, assumption and assignment, or rejection, as applicable, shall be effective without the need for any further notice to or action, order, or approval of the Court, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than any Executory Contracts and/or Unexpired Leases that: (1) have been previously assumed, assumed and assigned, or rejected pursuant to a Court order (including the L&A Sale Order, the Non-L&A Sale Order, and the Confirmation Order); (2) are the subject of a motion to assume, assume and assign, or reject such Executory Contract or Unexpired Leases (or of a Filed objection with respect to the proposed assumption, assumption and assignment, or rejection of such Executory Contract or Unexpired Leases) that is pending on the Effective Date; or (3) are a contract, release, or other agreement or document entered into in connection with the Plan or Non-L&A Sale. The assumption and assignment or rejection of Executory Contracts and/or Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Entry of the Confirmation Order shall constitute an order of the Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts and/or Unexpired Leases as set forth in the Plan or the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions and assignments or rejections of Executory Contracts and/or Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Any motions to assume Executory Contracts and/or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Debtors.

For any Executory Contracts or Unexpired Leases assumed in furtherance of the Reorganization Transactions, the Debtors shall serve a Cure Notice and resolve any assumption disputes related thereto in accordance with the Assumption and Assignment Procedures.

Any Cure amounts due under an Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in cash on the Effective Date, by the applicable Post-Effective Date Debtor, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. To the extent an Executory Contract or Unexpired Lease proposed to be assumed is not listed as having a related Cure amount, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any monetary defaults under such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, subject to satisfaction of the applicable Cure amount, shall result in the full release and satisfaction of any defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under such assumed Executory Contract or Unexpired Lease at any time before the effective date of its assumption. Any Claim set forth in the Schedules or any proofs of claim with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract and/or Unexpired Leases assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption and assignment of such Executory Contract and/or Unexpired Leases (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract and/or Unexpired Leases or to exercise any other default related rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts and/or Unexpired Leases.

Unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and/or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Court by the applicable counterparty within thirty (30) days after the later of (1) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection; (2) the effective date of such rejection; or (3) the Effective Date. In the event the Debtors or Post-Effective Date Debtors object to such Claim, the Proof of Claim shall be adjudicated in accordance with the procedures set forth in Article VII of the Plan.

Any Claims arising from the rejection of an Executory Contract and/or Unexpired Lease not Filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or their property without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract and/or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and/or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with the appropriate Class herein.

C.	Preexisting Obligations to the Debtors Under Executory Contracts and/or Unexpired Leases.

Rejection of any Executory Contract and/or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or Post-Effective Date Debtors under such Executory Contracts and/or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors or Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts and/or Unexpired Leases.

D.	Insurance Policies.

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any Assumption and Assignment Notice, any other document related to any of the foregoing, or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Court jurisdiction, or requires a party to opt out of any releases):

(a) each of the Debtors’ Insurance Contracts shall be treated as Executory Contracts under the Plan such that on the Effective Date, the Debtors shall be deemed to have assumed and assigned the Insurance Contracts in their entirety to the Post-Effective Date Debtors pursuant to sections 105 and 365 of the Bankruptcy Code;

(b) nothing shall alter, amend or otherwise modify the terms and conditions of the Insurance Contracts except that, on and after the Effective Date, the Post-Effective Date Debtors shall become and remain jointly and severally liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim or an Administrative Expense Claim, object to any Cure or Cure Notice, or provide any notice of recoupment;

(c) except as set forth in subpart (a) above, nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Contract and/or any rights, benefits, interests, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Contract without the prior express written consent of the applicable Insurer; and

(d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.F of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Court, solely to permit: (a) claimants with valid direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (b) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court: (i) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, (ii) claims where an order has been entered by this Court granting a claimant relief from the automatic stay or the injunction set forth in Article VIII.F of the Plan to proceed with its claim; and (iii) all costs in relation to each of the foregoing; and (c) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

E.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract is in fact an Executory Contract or Unexpired Lease or that any Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory at the time of assumption and assignment or rejection, the Debtors shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract.

F.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Post-Effective Date Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

IX.	PROVISIONS GOVERNING DISTRIBUTIONS.

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the initial Distribution Date (or if a Claim is not an Allowed Claim on the initial Distribution Date, on the next Distribution Date after such Claim or Interest becomes an Allowed Claim), or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Notwithstanding the foregoing, the timing of distribution(s) to Holders of Allowed General Unsecured Claims shall be determined by the Litigation Trustee in its sole discretion.

B.	Disbursing Agent.

All Plan Distributions shall be made by the applicable Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors.

C.	Rights and Powers of Disbursing Agent.

1.	Powers of Disbursing Agent..

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all Plan Distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred on or After the Effective Date.

Except as otherwise ordered by the Court, to the extent the Disbursing Agent is an Entity other than the Post-Effective Date Debtors, the amount of any reasonable fees and expenses incurred by such Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorneys’ fees and expenses), made by such Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors or the Litigation Trustee, as applicable.

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making Plan Distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such Plan Distribution; provided, however, that the manner of such Plan Distribution shall be determined at the discretion of the Post-Effective Date Debtors or Litigation Trustee, as applicable.

3.	Undeliverable Distributions and Unclaimed Property.

In the event that any Plan Distribution to any Holder of Allowed Claims is returned as undeliverable, no Plan Distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such Plan Distribution shall be made to such Holder without interest; provided, however, that such Plan Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors or Litigation Trust, as applicable, automatically and without need for a further order by the Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or Interest in property shall be discharged and forever barred.

4.	Surrender of Canceled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any agreement that governs the rights of the Holder of a Claim or Interest or a trustee or agent under such documents, which shall continue in effect for purposes of allowing Holders to receive Plan Distribution under the Plan and maintaining priority of payment, and to preserve any applicable charging Liens and reimbursement and/or indemnification rights, in each case as set forth in the applicable certificates or instruments. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under the Plan.

E.	Manner of Payment.

All distributions of Cash to the Holders of the applicable Allowed Claims or Interests under the Plan shall be made by the Disbursing Agent on behalf of the Debtors. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the applicable Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all Plan Distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The applicable Disbursing Agent reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

G.	Allocations.

Plan Distributions with respect to Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	[Intentionally Omitted]

[Intentionally omitted]

I.	Foreign Currency Exchange Rates.

Except as otherwise provided in a Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

J.	Setoffs and Recoupments.

Except as expressly provided in the Plan, each Post-Effective Date Debtor and the Litigation Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or the Litigation Trust may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Post-Effective Date Debtor(s) or the Litigation Trust and the Holder of the Allowed Claim; or (2) otherwise adjudicated by the Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor or the Litigation Trust or their applicable successor of any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or Litigation Trust or their applicable successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Post-Effective Date Debtors or Litigation Trustee, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Minimum Cash Distributions.

The Distribution Agent shall not be required to make any distribution on account of an Allowed Claim that is less than $50; provided that if no distribution is made to a Holder of an Allowed Claim pursuant to this section, the amount of such distribution shall be added to any subsequent distribution(s) to such Holder on account of such Allowed Claim until the distribution such Holder is entitled to is $50 or higher.

L.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtors, the Post-Effective Date Debtors, or the Litigation Trustee, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, Post-Effective Date Debtor, or the Litigation Trustee. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a Plan Distribution on account of such Claim and receives payment from a party that is not a Debtor, Post-Effective Date Debtor, or the Litigation Trustee on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the Plan Distribution to the applicable Post-Effective Date Debtor or Litigation Trustee, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such Plan Distribution shall result in the Holder owing the applicable Post-Effective Date Debtor or Litigation Trustee annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties.

No Plan Distributions shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Contracts until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Contract. To the extent that one or more of the Debtors’ Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Court.

3.	Applicability of Insurance Contracts.

Except as otherwise provided in the Plan, payments to Holders of Claims covered by Insurance Contracts shall be in accordance with the provisions of the applicable Insurance Contract and the Plan. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contract, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

X.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS.

A.	Allowance of Claims.

Except as otherwise set forth in the Plan, after the Effective Date, the Debtors or the Litigation Trustee, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately before the Effective Date, including the Causes of Action retained pursuant to Article IV.Q of the Plan. Except as specifically provided in the Plan or an order entered by the Court in the Chapter 11 Cases, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed in accordance with the Plan.

B.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Post-Effective Date Debtors or Litigation Trustee, as applicable, may: (1) File, withdraw, or litigate to judgment, objections to Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises or other payments without any further notice to or action, order, or approval by the Court.

C.	Adjustment to Claims Without Objection.

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Post-Effective Date Debtors or Litigation Trustee, as applicable, without such Post-Effective Date Debtor or Litigation Trustee having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Court.

D.	Time to File Objections to Claims.

Except as otherwise set forth herein, any objections to Claims shall be served and Filed by the Claims Objection Deadline. All Claims not objected to by the Claims Objection Deadline shall be deemed Allowed unless such deadline is extended upon approval of the Court.

E.	Disallowance of Claims or Interests.

All Claims of any Entity from which property is sought by the Litigation Trustee or Post-Effective Date Debtors, as applicable, under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Litigation Trustee or Post-Effective Date Debtors, as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed pursuant to section 502(d) of the Bankruptcy Code if: (1) the Entity, on the one hand, and the Post-Effective Date Debtors or Litigation Trustee, as applicable, on the other hand, agree or the Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as provided herein or otherwise agreed to by the Post-Effective Date Debtors or Litigation Trustee, as applicable, in their sole discretion, any and all Claims evidenced by Proofs of Claims Filed after the applicable Bar Date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely-Filed by a Final Order.

F.	Amendments to Proofs of Claim.

On or after the earlier of (1) the Effective Date or (2) the Bar Date, a Proof of Claim or Interest may not be Filed or amended without prior authorization of the Court or the Post-Effective Date Debtors or Litigation Trustee, as applicable, and any such new or amended Proof of Claim Filed that is not so authorized before it is Filed shall be deemed Disallowed in full without any further action.

G.	No Transfers of Claims After Effective Date.

After the Effective Date, no Holder of a Claim may sell, transfer, encumber, pledge or assign all or any part of its Claim unless such Holder and the applicable counterparty acknowledge in writing that any Plan Distribution on account of such Claim shall be paid or distributed by the Disbursing Agent to the Holder of such Claim on the Distribution Date. Any purported sale, transfer, encumbrance, pledge or assignment by a Holder of a Claim in violation of Article VII.G of the Plan shall be null and void.

H.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

I.	Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim, satisfying the Allowed amount in full, in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the Plan Distribution to which such Holder is entitled under the Plan as of the Effective Date.

XI.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS.

A.	Discharge of Claims and Termination of Interests.

Except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, and pursuant to section 1141(d) of the Bankruptcy Code, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens.

Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors or Post-Effective Date Debtors, as applicable, and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Debtors or Post-Effective Date Debtors, as applicable, to evidence the release of such Lien, including the execution, delivery, and Filing or recording of such releases. The presentation or Filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Post-Effective Date Debtors, as applicable, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Debtors or Post-Effective Date Debtors, as applicable, shall be entitled to make any such filings or recordings on such Holder’s behalf.

C. Release of Claims and Causes of Action.

1.	Releases by the Debtors and Their Estates.

Under section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Post-Effective Date Debtors, in their respective individual capacities and as debtors in possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected under section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) and their respective assets and properties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) (the “Debtor Release”) from any and all Claims,

Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, and the RSA, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or (vii) the Confirmation or Consummation of the Plan or the solicitation of votes on the Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Post-Effective Date Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Court or any other court of competent jurisdiction and/or (ii) the rights of such Debtor Releasing Party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan or assumed under the Plan or assumed under Final Order of the Court.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Debtor Release.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release set forth in Article VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable, and reasonable; and (5) given and made after due notice and opportunity for hearing.

2.	Release by Third Parties.

Except as otherwise expressly provided in the Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, all other Releasing Parties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Releasing Parties) (the “Third Party Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, and the RSA, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or (vii) the Confirmation or Consummation of the Plan or the solicitation of votes on the Plan that such Releasing Party would have been legally entitled to assert (whether individually or collectively); provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Post-Effective Date Debtors incurred under the Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under the Plan or assumed under Final Order of the Court; (iii) the rights of such Releasing Party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under the Plan or assumed under Final Order of the Court; and/or (iv) any objections with respect to any Professional’s final fee application or Professional Claims in these Chapter 11 Cases.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Third Party Release.

Entry of the Confirmation Order shall constitute the Court’s approval of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Court’s finding that the Third Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interest of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

D.	Waiver of Statutory Limitations on Releases.

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

E.	Exculpation.

To the fullest extent permitted by applicable law, no Exculpated Party will either have or incur any liability to any Person or Entity for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action related to any act or omission in connection with, (i) the Debtors, the Chapter 11 Cases, the Reorganization Transactions, the Non-L&A Bid Procedures, the L&A Bid Procedures, the L&A Sale, the Non-L&A Sales, the Litigation Trust, the L&A Sale Order, the Non-L&A Sale Order, the DIP Documents, the Disclosure Statement, the Plan (including the Plan Supplement), the PSA, and the RSA, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, (iii) the business or contractual arrangements between any Debtor and any Exculpated Parties, (iv) the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Transaction Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Interest of the Debtors or the Post-Effective Date Debtors, and/or (vii) the Confirmation or Consummation of the Plan or the solicitation of votes on the Plan that such Person or Entity would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Post-Effective Date Debtor (whether directly or derivatively) against any of the Exculpated Parties, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The foregoing shall not be deemed to release, affect, or limit any post-Effective Date rights or obligations of the Exculpated Parties under the Plan, or any other document, instrument, or agreement executed to implement the Plan (including those set forth in the Plan Supplement).

The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

F.	Injunction.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED UNDER THE PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED OR DISCHARGED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

G.	Binding Nature of the Plan.

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THR PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE POST-EFFECTIVE DATE DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THE PLAN, EACH PERSON ACQUIRING PROPERTY UNDER THE PLAN, ANY AND ALL NON DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THE PLAN, OR (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES.

H.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Debtors or Post-Effective Date Debtors, as applicable, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Debtors, the Post-Effective Date Debtors, or another Entity with whom the Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Reimbursement or Contribution.

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Gatekeeping Provision.

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Litigation Trustee, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article VIII.C or Article VIII.E of the Plan without first (a) requesting a determination from the Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor, Post-Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party, and (b) obtaining from the Court specific authorization for such party to bring such Cause of Action against any such Debtor, Post-Effective Date Debtor, Litigation Trustee, Exculpated Party, or Released Party; provided, however, that Article VIII.J of the Plan shall not apply to claims covered by an Insurance Contract solely to the extent to allow Insurers to litigate such claims against parties other than the Debtors, the Post-Effective Date Debtors, the Litigation Trustee, the Exculpated Parties, or the Released Parties. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Court before filing any such amendment in the court where such complaint or petition is pending. The Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

XII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

A.	Conditions Precedent to the Effective Date.

The following shall be conditions precedent to the Effective Date (collectively, the “Conditions Precedent”):

1. The Court shall have entered the Confirmation Order, which shall be a Final Order or not subject to a stay pending appeal, and shall contain the following provisions (among others):

(a)

authorize the Debtors, Post-Effective Date Debtors, or Litigation Trustee, as applicable, to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(b)	decree that the provisions of the Confirmation Order and the Plan are non-severable and mutually dependent;

(c)

authorize the Debtors, Post-Effective Date Debtors, or Litigation Trustee, as applicable/necessary, to: (i) implement the Reorganization Transactions or the Non-L&A Sales, as applicable; (ii) make all distributions and issuances as required under the Plan; and (iii) enter into any agreements, transactions, and sales of property as set forth in the Plan;

(d)	authorize the implementation of the Plan in accordance with its terms;

(e)

provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax;

(f)	approve the Releases and injunctions set forth in the Plan; and

(g)

authorize the payment into the Professional Claim Reserve Account, on or prior to the Effective Date, of the Professional Claim Reserve Amount, all in accordance with the terms of each Professional’s engagement letter and subject to a hearing on final fee applications, as necessary.

2.	The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan.

3.

The final versions of the Plan Supplement and all of the schedules, documents, annexes, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with the Plan and the RSA.

4.

The Transaction Documents, including the Litigation Trust Agreement, if applicable, shall have been executed by the applicable parties thereto and all conditions precedent to the effectiveness of the applicable Plan Supplement documents shall have been satisfied or waived in accordance with the terms of such Plan Supplement documents.

5.

In the event the Debtors consummate the Reorganization Transactions, the Prepetition Agent shall have executed the Non-Debtor Guarantor Release, which, for the avoidance of doubt, shall only become effective after the receipt by the Prepetition Agent of all net proceeds from the Reorganization Transactions payable under and in accordance with the Plan.

6.	If applicable, the Reorganization Transactions shall have been executed and remain in full force and effect, and the Debtors shall have received the Net Reorganization Transaction Proceeds.

7.	If applicable, the Debtors shall have consummated each of the Backup Bidder Sales, and the Debtors shall have received the proceeds from such sales.

8.

As applicable, the Debtors and Post-Effective Date Debtors, as applicable, shall have implemented the Reorganization Transactions or the Non-L&A Sales, in a manner consistent with the PSA and the RSA and the Plan.

9.	All Restructuring Expenses invoiced or estimated in accordance with Article IV.S of the Plan and more than two (2) Business Days before expected Emergence shall have been paid in full.

B.	Waiver of Conditions.

The Debtors may waive any one or more of the Conditions Precedent to the Effective Date without notice, leave, or order of the Court or any formal action other than proceeding to confirm or consummate the Plan.

C.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, or Claims against, or Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

XIII.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.

A.	Modification and Amendments.

Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts and/or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

XIV.	RETENTION OF JURISDICTION.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.

Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.

Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed and assigned; and (3) any dispute regarding whether a contract is or was executory or expired;

4.	Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.

Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.

Enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, except to the extent that a Plan Supplement document provides for exclusive jurisdiction and venue in another forum;

8.	Enter and enforce any order for the sale of property pursuant to sections 1123, or 1146(a) of the Bankruptcy Code;

9.

Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

10.	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

12.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L of the Plan;

13.	Enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.

Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the N&A Sale Order, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including the PSA, if applicable, except to the extent that any Plan Supplement document provides for exclusive jurisdiction and venue in another forum;

15.	Enter an order concluding or closing any Chapter 11 Case;

16.	Adjudicate any and all disputes arising from or relating to distributions under the Plan;

17.	Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Court order, including the Confirmation Order;

18.	Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.

Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, including the PSA, if applicable, and the Transaction Documents, except to the extent that any document provides for exclusive jurisdiction and venue in another forum;

20.	Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.

Hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII of the Plan;

22.	Enforce all orders previously entered by the Court; and

23.	Hear any other matter not inconsistent with the Bankruptcy Code.

XV. MISCELLANEOUS PROVISIONS.

A.	Immediate Binding Effect.

Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts or Unexpired Leases with the Debtors.

B.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

C.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors, all Holders of Claims or Interests receiving Plan Distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

D.	Payment of Statutory Fees.

All fees payable to the U.S. Trustee under 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717) as of the Confirmation Date will be paid on the Effective Date or as soon as reasonably practicable thereafter. Notwithstanding anything to the contrary in the Plan, such fees are not subject to an allowance procedure under 11 U.S.C. § 503(b), nor is the U.S. Trustee required to file a request for payment of such fees.

Following confirmation, the Debtors shall pay quarterly fees to the U.S. Trustee to the extent, and in the amounts, required by 28 U.S.C. § 1930(a)(6) (including interest under 31 U.S.C. § 3717). Quarterly fees shall be payable for any case that is reopened. So long as the Debtors are required to make these payments, the Debtors shall file with the Court quarterly reports in the form specified by the U.S. Trustee for that purpose.

E.	Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by electronic mail, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors

Ebix, Inc. 1 Ebix Way Johns Creek, GA 30097 Attention: Amit Garg	Sidley Austin LLP 2021 McKinney Avenue, Ste. 2000 Dallas, TX 75201 Attention: Thomas Califano, Rakhee Patel, and Jeri Leigh Miller

U.S. Trustee	Counsel to the DIP Agent and Prepetition Agent

Office of the United States Trustee Earle Cabell Federal Building 1100 Commerce Street, Rm. 976 Dallas, TX 75242 Attention: Meredyth Kippes and Asher Bublick	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Attention: Brian Trust and Sean T. Scott

Counsel to the Plan Sponsor	Counsel to the Creditors’ Committee

Togut, Segal & Segal LLP

One Penn Plaza, Suite 3335

New York, New York 10119

Attention: Frank Oswald and Bryan M.

Kotliar

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, TX 75201-6605

Attention: Deborah Perry

McDermott Will & Emery LLP 2501 North Harwood Street, Suite 1900 Dallas, TX, 75201 Attention: Charles Gibbs and Marcus Helt

After the Effective Date, the Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement.

Except as otherwise indicated, the Plan (including, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Exhibits and Annexes.

All exhibits, annexes, and documents attached hereto or included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits, annexes, and documents are Filed, copies of such exhibits, annexes, and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits, annexes, and documents from the Debtors’ restructuring website at https://cases.omniagentsolutions.com/ebix or the Court’s website at www.txnb.uscourts.gov. To the extent any exhibit, annex, or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Court or otherwise specifically provided for in such exhibit, annex, or document, the non-exhibit, non-annex, or non-document portion of the Plan shall control.

K.	Non-Severability of Plan Provisions.

If prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) non-severable and mutually dependent.

L.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors not incorporated in Texas shall be governed by the laws of the state of incorporation or formation of the relevant Debtor.

M.	Waiver or Estoppel.

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court prior to the Confirmation Date.

XVI.	PLAN CONFIRMATION AND CONSUMMATION.

A.	The Confirmation Hearing.

Section 1129(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a chapter 11 plan. The Bankruptcy Code further provides that any party in interest may object to the confirmation of a chapter 11 plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for July 30, 2024 at 1:30 p.m. (prevailing Central Time), before the Honorable Scott W. Everett, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Northern District of Texas. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before July 25, 2024 at 4:00 p.m. (prevailing Central Time). THE BANKRUPTCY COURT MAY NOT CONSIDER OBJECTIONS TO CONFIRMATION OF THE PLAN IF ANY SUCH OBJECTIONS HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THE ORDER APPROVING THE DISCLOSURE STATEMENT.

B.	Statutory Requirements for Confirmation.

Among the requirements for the confirmation of a chapter 11 plan of reorganization are that such plan (i) is accepted by all impaired classes of claims and interests, or if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class; (ii) is feasible; and (iii) is in the “best interests” of holders of claims and interests that are impaired under the plan.

In these Chapter 11 Cases, at the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies all of the necessary statutory requirements of chapter 11, (ii) they have complied or will have complied with all of the necessary requirements of chapter 11, and (iii) the Plan has been proposed in good faith.

1.	Acceptance by Impaired Classes.

The Bankruptcy Code requires that, as a condition to confirmation, each class of claims or interests that is impaired under a chapter 11 plan of reorganization, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.9

[9]

As described in section 1124 of the Bankruptcy Code, a class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

No Holders of Claims are deemed Impaired under the Plan. Therefore, solicitation of acceptances with respect to each Class of Claims and Interests is not required.

2.	Confirmation Without Acceptance by All Impaired Classes.

Bankruptcy Code section 1129(b) allows a bankruptcy court to confirm a plan, even if an impaired class has not accepted it, provided that the plan has been accepted by at least one impaired class. The Debtors cannot guarantee confirmation of the Plan, but will seek confirmation pursuant to Bankruptcy Code section 1129(b) as necessary. Bankruptcy Code section 1129(b) states that, notwithstanding an impaired class’s failure to accept a plan of reorganization, the plan may still be confirmed, so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of allowed Claims in that Class. The Debtors assert that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan, any Exhibit thereto and any Plan Supplement, including to amend or modify it to satisfy Bankruptcy Code section 1129(b), if necessary.

XVII.	CERTAIN U.S. FEDERAL INCOME TAX MATTERS RELATING TO THE PLAN.

A. Introduction.

Implementation of the Plan will have federal, state, local or foreign tax consequences to the Debtors and Holders of Claims. No tax opinion or ruling has been sought or will be obtained with respect to any tax consequences of the Plan, and the following discussion does not constitute and is not intended to constitute either a tax opinion or tax advice to any person.

The following discussion summarizes certain U.S. federal income tax consequences of the Plan to the Debtors and to certain Holders of Allowed Claims in Class 3 or 4. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of an Allowed Class 3 or 4 Claim that is:

•	an individual who is a citizen or resident of the United States for federal income tax purposes;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax without regard to its source; or

•

a trust (1) that is subject to the primary supervision of a United States court and the control of one or more United States persons, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner (other than an entity treated as a partnership for U.S. federal income tax purposes) of an Allowed Class 3 or 4 Claim that is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds an Allowed Claim, the tax treatment of a partner or other investor in such partnership will generally depend upon the status of the partner or investor and the activities of the partnership. If you are a partner or other investor in a partnership holding an Allowed Claim, you should consult your tax advisors.

This discussion also assumes that each Holder holds the Allowed Claim as a capital asset under section 1221 of the Tax Code.

The summary provides general information only and does not purport to address all of the federal income tax consequences that may be applicable to the Debtors or to any particular Holder of an Allowed Claim in light of such Holder’s own individual circumstances (such as the effects of section 451(b) of the Tax Code conforming the timing of certain income accruals to financial statements). In particular, the summary does not address the federal income tax consequences of the Plan to Holders of Allowed Claims that may be subject to special rules, such as persons who are related to the Debtors within the meaning of the Tax Code, Holders liable for the alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, governmental entities, Holders of Claims who are themselves in bankruptcy, insurance companies, financial institutions, regulated investment companies, small business investment companies, broker-dealers, persons who acquired Claims as part of a straddle, hedge, conversion transaction or other integrated transaction, or persons who acquired Claims in connection with the performance of services; partnerships or other pass-through entities (or investors therein), and tax-exempt organizations. The summary does not address foreign, state, local, estate or gift tax consequences of the Plan. Accordingly, this summary should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim.

This summary assumes that the various debt and other arrangements to which any of the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan, or (b) that are deemed to reject the Plan.

This summary is based on the Tax Code, the final, temporary and proposed Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, judicial decision or administrative action. Moreover, due to a lack of definitive authority, substantial uncertainties exist with respect to various tax consequences of the Plan.

The following discussion assumes that the Plan will be implemented as described herein and does not address the tax consequences if the Plan is not carried out. Furthermore, this discussion assumes that Holders of Claims only hold Claims in a single Class.

This summary of the U.S. federal income tax consequences of the Plan is not binding on the IRS, and no ruling will be sought or has been sought from the IRS with respect to any of the tax aspects of the Plan, no opinion of counsel has been obtained or will be obtained by the Debtors with respect thereto, and no tax opinion is given by this Disclosure Statement. The U.S. federal income tax consequences of certain aspects of the Plan may therefore be uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below.

The following discussion is not exhaustive and the U.S. federal income tax consequences, including the character and amount of income, gain or loss recognized as a consequence of the Plan, to each Holder of an Allowed Claim will differ and will depend on factors specific to each such Holder, including (A) whether the Holder’s Allowed Claim (or portion thereof) constitutes a claim for principal or interest; (B) the manner in which a Holder acquired an Allowed Claim (including whether the Allowed Claim was acquired at a discount) and the origin of the Holder’s Allowed Claim; (C) whether the Holder reports income using the accrual or cash basis method; (D) whether the Holder receives distributions under the Plan in more than one taxable year; (E) whether the Holder has previously included in income any accrued but unpaid interest with respect to the Allowed Claim; (F) whether the Holder has previously taken a bad debt deduction with respect to the Allowed Claim (or any portion thereof) or a worthless securities deduction with respect to the Allowed Claim or otherwise recognized a loss with respect to the Allowed Claim in the current or prior years; (G) the length of time the Allowed Claim has been held; and (H) whether the Allowed Claim is a capital asset in the hands of the Holder. The discussion is not a substitute for careful tax planning and professional tax advice based upon the individual circumstances of each Holder of an Allowed Claim. Accordingly, each Holder of an Allowed Claim is strongly urged to consult with its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Plan.

This summary is subject to change (possibly substantially) based on any subsequent changes to the Plan. The Debtors and their advisors may further modify, revise or supplement this summary and the other tax related sections of the Plan or this Disclosure Statement as necessary.

THE TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE APPLICABLE TAX LAW. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FOREIGN, FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences to the Debtors.

1.	The L&A Sale and the Transfer of the Litigation Trust Causes of Action.

The L&A Sale was a taxable disposition of Ebix’s assets for U.S. federal income tax purposes. As a result, Ebix generally recognized taxable gain or loss equal to the “amount realized” on the L&A Sale, less the aggregate adjusted basis in the assets that were subject to the L&A Sale. The amount realized on the L&A Sale is generally equal to the cash proceeds from the L&A Sale. Ebix did not have significant amounts of tax basis in the assets that were the subject of the L&A Sale and thus expects it recognized a gain from the L&A Sale. The Debtors expect that the majority of such gains were capital gains, but the Debtors are still reviewing and analyzing the tax consequences of the transaction. In addition, the Debtors may be required to recognize gain on the Effective Date equal to the fair market value of the Causes of Action transferred to the Litigation Trust.

Immediately prior to the consummation of the L&A Sale, certain assets sold in the L&A Sale were owned (or treated as owned for U.S. federal income tax purposes) by certain direct or indirect non-U.S. subsidiaries of Ebix which are “controlled foreign corporations” (within the meaning of section 957 of the Tax Code) of which Ebix is the “United States shareholder” (within the meaning of section 951(b) of the Code) and transferred to Ebix (the “Pre-Closing Transfers”). The Pre-Closing Transfers are expected to be treated as taxable dispositions of such subsidiaries’ assets for U.S. federal income tax purposes. As a result, each such subsidiary generally will recognize taxable gain or loss equal to the “amount realized” on such Pre-Closing Transfers, less the aggregate adjusted basis in the assets transferred. The amount realized on each such Pre-Closing Transfer will generally be equal to the cash proceeds received (or treated as received for U.S. federal income tax purposes) in such transfer. Such subsidiaries are expected to recognize gains from such Pre-Closing Transfers, which gains generally are expected to give rise to “global intangible low-taxed income” (within the meaning of section 951A of the Tax Code) (“GILTI”) that is includible in Ebix’s gross income in 2024.

Ebix currently files, and expects to continue to file, prior to the Reorganized Ebix Conversion, consolidated federal income tax returns with certain subsidiaries and is the common parent of such consolidated group (the “Ebix Group”). The Debtors believe that the Ebix Group may have certain amount of federal net operating loss (“NOL”) carryforwards as of December 31, 2023. Depending on the Ebix Group’s operations and activities in 2024, it may generate additional NOLs in 2024. Subject to the limitation on the use of NOLs discussed below, the Ebix Group can use any such NOLs generated prior to the Reorganized Ebix Conversion (and any losses from the Reorganized Ebix Conversion) to offset its gain resulting from the L&A Sale or from the transfer of the Causes of Action to the Litigation Trust or GILTI from the Pre-Closing Transfers; provided, that any losses from the Reorganized Ebix Conversion will generally be capital losses and thus generally can only offset such gains that are capital gains. If the available NOLs (and any losses from the Reorganized Ebix Conversion available to offset capital gains) exceed such gains and GILTI, the Ebix Group would not be required to pay any U.S. federal income tax as a result of any gain triggered by the L&A Sale or by the transfer of the Causes of Action to the Litigation Trust and any GILTI from the Pre-Closing Transfers. However, the Debtors are still analyzing the tax consequences of the Ebix Group’s 2023 operations and it is currently uncertain what other transactions or activities may occur during 2024. Thus, the Debtors are unable to determine at this time the amount of the Ebix Group’s 2023 NOL carryforwards, if any, or the amount of any additional NOLs that may be generated by the Ebix Group in 2024 (or the extent of loss, if any, from the reorganized Ebix Conversion) . Therefore, the Debtors are currently unable to determine the amount of NOLs (or losses, if any, from the Reorganized Ebix Conversion) that may be available to offset any gain triggered by the L&A Sale or by the transfer of the Causes of Action to the Litigation Trust, or any GILTI from the Pre-Closing Transfers.

A corporation’s use of its NOL carryforwards is subject to various limitations in the Tax Code. For example, NOLs generated after December 31, 2020 generally can only be utilized to offset 80% of a corporation’s taxable income in a subsequent taxable year. In this regard, substantially all of the Ebix Group’s NOL carryforwards, if any, were generated after December 31, 2020 and thus are subject to the 80% limitation.

Another potential limitation on use of NOLs is Tax Code section 382. If a corporation is treated as undergoing an ownership change under section 382 of the Tax Code, its annual use of its pre-ownership change NOLs is limited to a specified amount (the “Annual Section 382 Limitation”), generally the product of its equity value immediately before the ownership change multiplied by a rate published monthly by the Treasury Department (for example, 3.62% for ownership changes that occurred during June 2024). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased in the case of a corporation that has net unrealized built-in gains (“NUBIG”), i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those NUBIGs for U.S. federal income tax purposes in the five years following the ownership change.

The Debtors do not believe that any significant amounts of their NOL carryforwards are currently subject to the Annual Section 382 Limitation. As a result, Tax Code section 382 is not currently anticipated to have a material impact on the Debtors’ ability to use their NOLs, if any, to offset gain arising from the L&A Sale or the transfer of the Litigation Trust Causes of Action.

It is possible that the Debtors underwent an ownership change under section 382 of the Tax Code prior to the L&A Sale Transaction, which may affect the Debtors’ ability to use their NOLs to offset any gain arising from the L&A Sale Transaction or the transfer of the Litigation Trust Causes of Action or any GILTI from the Pre-Closing Transfers.

2.	The Reorganized Ebix Conversion

On or prior to the Effective Date, Ebix may convert from a Delaware Corporation to a Delaware limited liability company. Upon conversion, Ebix will be treated, for federal income tax purposes, as if it sold all of its assets for fair market value and will recognize taxable gain or loss equal to the fair market value of such assets, less the aggregate adjusted basis in the assets.

Following the conversion, Reorganized Ebix is expected to be taxed as a partnership for U.S. federal income tax purposes. Generally, partnerships are not subject to U.S. federal income tax at the entity level and each member of Reorganized Ebix is required for U.S. federal income tax purposes to take into account, in its taxable year with which or within which a taxable year of the partnership ends, its distributive share of all items of income, gain, loss, and deduction for such taxable year of Reorganized Ebix

3.	Issuance of Reorganized Ebix Interests

On the Effective Date, Reorganized Ebix shall issue the Reorganized Ebix Interests to the Plan Sponsor. Reorganized Ebix is not expected to recognize gain or loss as a result of the issuance of Reorganized Ebix Interests to the Plan Sponsor

4.	Non-L&A Sales.

In the event the Debtors are unable to consummate the Reorganization Transactions with the Plan Sponsor, the Debtors will elect to pursue and consummate the Non-L&A Sales, which, collectively, are comprised of (i) the Backup Bidder Sales, which are expected to be consummated prior to the Effective Date; and (ii) the Other Sales, which are expected to be consummated after the Effective Date. The tax consequences of the Non-L&A Sales, if pursued, to the Debtors will differ depending on whether the Backup Bidder Sales, the Other Sales, or a combination thereof, are pursued, as well as the form, structure, terms, and actual timing of consummation of such Transactions, the determination of which has not yet been made. The Debtors expect to provide supplemental disclosures as they determine are necessary with respect to the tax consequences of any Non-L&A Sales to the Debtors after such determination has been made. The discussions herein assume that the Debtors are able to consummate the Reorganization Transactions with the Plan Sponsor and the Non-L&A Sales will not be pursued.

5.	Cancellation of Debt and Reduction of Tax Attributes.

In general, absent an exception, a taxpayer will realize and recognize cancellation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. Under section 108 of the Tax Code, a taxpayer will not, however, be required to include COD Income in gross income if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding (the “Bankruptcy Exception”). The Debtors expect the consummation of the Plan will produce COD Income. Because the cancellation of the Debtors’ indebtedness will occur in a case brought under the Bankruptcy Code, the Debtors will be under the jurisdiction of the Bankruptcy Court in such case and the cancellation of the Claims will be pursuant to the Plan, the Debtors will not be required to include any COD Income realized as a result of the implementation of the Plan in taxable income under the Bankruptcy Exception.

Instead, as a consequence of such exclusion, a taxpayer-debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the Tax Code. Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. In general, tax attributes will be reduced in the following order: (a) NOLs and carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets; (f) passive activity loss and credit carryovers; and (g) foreign tax credits carryovers. Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact. Alternatively, a debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code.

The Debtors’ 2023 NOL carryforwards, if any, any additional NOLs in 2024, and certain other of the Debtors’ tax attributes (to the extent remaining after being used to offset any offset any gain resulting from the L&A Sale or from the transfer of the Causes of Action to the Litigation Trust, any GILTI from the Pre-Closing Transfers, or any other income of the Debtors’) may be subject to reduction by reason of COD Income realized upon consummation of the Plan. Because the Debtors are unable to determine at this time the amount of their 2023 NOL carryforwards, if any, or the amount of any additional NOLs in 2024 that may be generated, they have not yet determined the amount of their tax attributes that will be reduced by COD Income.

C.	Certain U.S. Federal Income Tax Consequences to Holders of Allowed Claims in Class 3 and 4.

EACH HOLDER OF A CLAIM AFFECTED BY THE PLAN IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

1.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims in Class 3 and 4.

a.	U.S. Holders of Allowed Claims in Class 3.

In accordance with the Plan, on the Effective Date, except to the extent that a Holder of an Allowed Claim in Class 3 agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Claim, each such Holder thereof shall receive such Holder’s Pro Rata share of Available Cash to the extent such Cash is attributable to Prepetition Collateral.

Each U.S. Holder of an Allowed Claim in Class 3 will recognize gain or loss upon consummation of the Plan equal to the difference between the “amount realized” by such U.S. Holder and such U.S. Holder’s adjusted tax basis in his, her or its Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued original issue discount (“OID”)). The amount realized will include the amount of any Cash received directly from the Debtors, less the amount (if any) allocable to accrued but unpaid interest, as discussed below under the heading “Accrued Interest and Imputed Interest.” Any such gain or loss realized by a U.S. Holder generally should constitute capital gain or loss to such U.S. Holder, unless such Claim is not a capital asset in the hands of such U.S. Holder. If an Allowed Claim in Class 3 is a capital asset and it has been held for more than one year, the U.S. Holder will realize long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

b.	U.S. Holders of Allowed Claims in Class 4.

In accordance with the Plan, on the Effective Date, each Holder of an Allowed Claim in Class 4 will be entitled to receive, in full satisfaction of such Claim, except to the extent that a Holder agrees to less favorable treatment, the Holder’s Pro Rata share of: (i) Available Cash attributable to Unencumbered Assets; and (ii) Litigation Trust Interests. The treatment of Holders of Allowed Claims in Class 4 will depend on the U.S. federal income tax classification of the Litigation Trust, which in turn will depend on whether the Disputed General Unsecured Claims are resolved prior to the Trust Election Date.

If the Disputed General Unsecured Claims are resolved prior to the Trust Election Date, the Litigation Trust is intended to be classified from inception as a liquidating trust described in Treasury Regulations section 301.7701-4(d) that is treated as a “grantor trust” for U.S. federal income tax purposes (with Holders of Allowed Claims in Class 4 being grantors). If the Disputed General Unsecured Claims are not resolved prior to the Trust Election Date, the Litigation Trust is intended to be classified from inception in part as a liquidating trust described in Treasury Regulations section 301.7701-4(d) that is treated as a “grantor trust” for U.S. federal income tax purposes (with Holders of Allowed Claims in Class 4 being grantors) and in part as a “disputed ownership fund” described in Treasury Regulations section 1.468B-9. No opinion of counsel or ruling from the IRS has been requested by the Debtors concerning the tax status of the Litigation Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully the classification of the Litigation Trust, different (and possibly adverse) tax consequences to the Litigation Trust or to the Holders of Allowed Claims in Class 4 could result. The remainder of this discussion assumes that the intended tax classifications of the Litigation Trust described in this paragraph will be respected. Holders are urged to consult their tax advisors with respect to the proper characterization and potential U.S. federal income tax treatment of the Litigation Trust.

The intended tax treatment of the Litigation Trust will not be known until the earlier of the resolution of the Disputed General Unsecured Claims and the Trust Election Date. This date may be later than the due date for a Holder’s federal income tax return for its taxable year that includes the Effective Date. For example, assuming the Effective Date occurs in 2024, an individual U.S. Holder’s federal income tax return would normally be due on April 15, 2025, but the intended tax treatment of the Litigation Trust may not be known until as late as Trust Election Date. Thus, a Holder of an Allowed Claim in Class 4 may be required to file for an extension of the filing date for such tax returns or may be required to amend such tax returns if it files them prior to the date the intended tax treatment of the Litigation Trust is determined. Further, even if an extension is obtained, the extension generally does not extend the due date for paying any taxes associated with the extended tax return. Holders are urged to consult their tax advisors with respect to the need to file for an extension or amend such tax returns.

i.	Disputed General Unsecured Claims Resolved Prior to Trust Election Date.

If all Disputed General Unsecured Claims are resolved prior to the Trust Election Date and the intended tax classification described above is respected, the Litigation Trust would be treated as a grantor trust for U.S. federal income tax purposes, meaning the Litigation Trust would not be treated as a taxable entity and any income earned by the Litigation Trust pending distribution would be taxable to its beneficiaries on a current basis. On the Effective Date, the Debtors will be deemed to have distributed to the Holders of Allowed Class 4 Claims an undivided interest in the Litigation Trust Assets, and such Holders will be deemed to have contributed such Litigation Trust Assets to the Litigation Trust in exchange for beneficial interests in the Litigation Trust. The tax basis of the Litigation Trust Assets deemed received in the exchange will equal the fair market value of such assets as of the Effective Date. Any income generated by the Litigation Trust Assets pending distribution will be taxable to such Holders based on their Pro Rata share of the amounts deemed contributed. No additional gain or loss will be recognized by the Holders upon distribution of Cash to them from the Litigation Trust once the Disputed General Unsecured Claims are resolved.

Each U.S. Holder of an Allowed Claim in Class 4 will recognize gain or loss upon consummation of the Plan equal to the difference between the “amount realized” by such U.S. Holder and such U.S. Holder’s adjusted tax basis in his, her or its Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). The amount realized will include the amount of any Cash received directly from the Debtors, plus the fair market value of such U.S. Holder’s Pro Rata share (if any) of the Litigation Trust Assets deemed received as described above, less the amount (if any) allocable to accrued but unpaid interest, as discussed below under the heading “Accrued Interest and Imputed Interest.” Any such gain or loss realized by the U.S. Holder generally should constitute capital gain or loss to such U.S. Holder, unless such Claim is not a capital asset in the hands of such U.S. Holder. If an Allowed Claim in Class 4 is a capital asset and it has been held for more than one year, the U.S. Holder will realize long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

ii.	Disputed General Unsecured Claims Not Resolved Prior to Trust Election Date.

If the Disputed General Unsecured Claims are not resolved prior to the Trust Election Date, the Litigation Trust intends to make a DOF Election, in which case the Litigation Trust is intended to be treated as a disputed ownership fund described in Treasury Regulations section 1.468B-9 with respect to that portion of the Litigation Trust Assets that remain subject to Disputed General Unsecured Claims, while any undisputed portion of the Litigation Trust Assets is intended to be treated as held in a liquidating trust described in Treasury Regulations section 301.7701-4(d) that is treated as a grantor trust as described above. The receipt of the Litigation Trust Assets by the disputed ownership fund would not be a taxable event to the Litigation Trust for these purposes, but the Litigation Trust would be subject to a separate entity-level tax on any income earned in respect of the portion of the Litigation Trust Assets for which a DOF Election was made as if it were a corporation (with the current corporate tax rate being 21%) or, in certain circumstances, as if it were a “qualified settlement fund” (with the current top marginal rate being 37%). Consequently, distributions to U.S. Holders of Allowed Claims in Class 4 from the Litigation Trust may be reduced to satisfy any taxes payable by the Litigation Trust.

U.S. Holders of Allowed Claims in Class 4 should not recognize any gain or loss with respect to the portion of the Litigation Trust Assets for which a DOF Election is made until the Litigation Trust distributes such assets to them, with such distribution to occur upon the eventual resolution of the Disputed General Unsecured Claims.

As indicated above, if the Disputed General Unsecured Claims are not resolved prior to the Trust Election Date and the recovery of a U.S. Holder of an Allowed Claim in Class 4 remains subject to such resolution, the timing of the U.S. Holder’s recognition of gain or loss with respect to his, her or its Claim is unclear. It is possible that the U.S. Holder would recognize gain or loss based on the amount of any Cash received from the Debtors and then gain or loss (and imputed interest) as and when distributions are made from the portion of the Litigation Trust Assets for which a DOF Election is made. It is also possible that the recognition of any loss realized by the U.S. Holder may be deferred until all payments have been made out of the Litigation Trust is terminated. Any gain or loss realized by the U.S. Holder generally should constitute capital gain or loss to such U.S. Holder, unless such Claim is not a capital asset in the hands of such U.S. Holder. If an Allowed Claim in Class 4 is a capital asset and it has been held for more than one year, the U.S. Holder will realize long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

c.	Accrued Interest and Imputed Interest.

A U.S. Holder of an Allowed Claim generally will recognize ordinary income to the extent that such Holder receives Cash or property that is allocable to accrued but unpaid interest that such Holder has not yet included in its income. If an Allowed Claim includes interest, and if the U.S. Holder receives less than the amount of the Allowed Claim pursuant to the Plan, the U.S. Holder must allocate the Plan consideration between principal and interest. The Plan provides that all distributions to a U.S. Holder of an Allowed Claim will apply first to the principal amount of such Claim until such principal amount is paid in full and then to any interest accrued on such Claim. There is no assurance, however, that the IRS will respect this treatment and will not determine that all or a portion of amounts distributed to such U.S. Holder, and attributable to principal under the Plan, is properly allocable to interest. U.S. Holders of Allowed Claims are urged to consult their own tax advisors in this regard. If the Plan consideration allocable to interest with respect to an Allowed Claim is less than the amount that the U.S. Holder has previously included as interest income, the previously included but unpaid interest may be deducted, generally as a loss.

In addition, the imputed interest provisions of the Tax Code may apply to distributions from the Litigation Trust (to the extent treated as a disputed ownership fund). When applicable, the imputed interest provisions of the Tax Code recharacterize a portion of a payment as interest based on the difference between the total payment and the present value of that payment, discounted using the “applicable federal rate” published by the IRS.

d.	Market Discount.

If a U.S. Holder of an Allowed Claim purchased the Claim for an amount that is less than its stated redemption price at maturity, the amount of the difference may be treated as “market discount” for U.S. federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules, the U.S. Holder is required to treat any gain on the sale, exchange, retirement or other disposition of the Allowed Claim (or than in respect of a Claim for accrued but unpaid interest) as ordinary income to the extent of the market discount that the U.S. Holder has not previously included in income and which is treated as having accrued on the Allowed Claim at the time of its payment or disposition.

e.	Bad Debt Deduction.

A U.S. Holder who receives in respect of an Allowed Claim an amount less than the U.S. Holder’s tax basis in the Claim may be entitled in the year of receipt (or in an earlier or later year) to a bad debt deduction in some amount under Tax Code section 166(a) or a worthless securities deduction under Tax Code section 165(g). The rules governing the character, timing and amount of bad debt deductions place considerable emphasis on the facts and circumstances of the U.S. Holder, the obligor and the instrument with respect to which a deduction is claimed including whether (i) the U.S. Holder is a corporation and (ii) the Allowed Claim constituted (a) a debt created or acquired (as the case may be) in connection with the Holder’s trade or business or (b) a debt, the loss from worthlessness of which is incurred in the Holder’s trade or business. U.S. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

f.	Medicare Surtax.

Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay a 3.8% Medicare surtax on all or part of that U.S. Holder’s “net investment income,” which includes, among other items, dividends on stock and interest (including OID) on debt, royalties, and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this surtax on their receipt of distributions pursuant to the Plan.

2.	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Claims in Class 3 and 4.

Payments to a Non-U.S. Holder of an Allowed Claim in Class 3 or 4 that are attributable to: (a) accrued but untaxed interest on its Claim, and (b) with respect to Allowed Claims in Class 4, its Pro Rata share of any interest earned by the Litigation Trust (if the Litigation Trust is treated as a liquidating trust described in Treasury Regulations section 301.7701-4(d)) that is treated as a grantor trust for tax purposes generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(i)

with respect to accrued but untaxed interest on its Claim, the Non-U.S. Holder actually or constructively owns 10 percent or more of the total combined voting power of all classes of the applicable Debtor’s stock entitled to vote (after application of certain attribution rules);

(ii)	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the applicable Debtor as described in section 881(c)(3)(C) of the Tax Code;

(iii)	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the Tax Code; or

(iv)

such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (as defined in section 871 of the Tax Code) and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax under section 884 of the Tax Code with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

Any imputed interest with respect to distributions from the Litigation Trust (if treated as a disputed ownership fund) as discussed above under the heading “Accrued Interest and Imputed Interest” may not qualify for the general exemption from withholding tax pursuant to clauses (i) - (iv) above. A Non-U.S. Holder that does not qualify for exemption from withholding tax pursuant to clauses (i) – (iv) above generally will be subject to withholding of U.S. federal income tax on such interest or imputed interest at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty). To claim such treaty exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Whether a Non-U.S. Holder of Allowed Claims in Class 3 or 4 realizes gain or loss on the consummation of the Plan and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders under the heading “Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims in Class 3 and 4.” Any gain recognized by such a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to property (including Cash) received in exchange for such Claim, unless:

(i)

such Non-U.S. Holder is engaged in a trade or business in the United States to which gain is “effectively connected” for U.S. federal income tax purposes (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which gain is attributable), or

(ii)	if such Non-U.S. Holder is an individual, such Holder is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first situation above generally will be subject to U.S. federal income tax on a net income basis at the regular federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second situation above will be subject to U.S. federal income tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

3.	Information Reporting and Backup Withholding.

The Debtors will withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim. Additionally, backup withholding, currently at a rate of 24 percent, will generally apply to such payments unless a Holder (1) is a person exempt from backup withholding and, when required, demonstrates this or (2) timely provides a correct taxpayer identification number (“TIN”) (generally in the form of a properly executed IRS Form W-9 (or a suitable substitute form) for a U.S. Holder, or applicable IRS Form W-8 (or a suitable substitute form) for a Non-U.S. Holder (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption) and timely provides the other information, makes the representations required by such form and complies with the other requirements of the backup withholding rules. A Holder that does not timely provide a correct TIN also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund from the IRS, provided that a timely claim for refund (generally, a U.S. federal income tax return) is filed with the IRS.

In addition, from an information reporting perspective, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

4.	FATCA.

Under Sections 1471 to 1474 of the Tax Code (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), unless otherwise subject to an exception, foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to 30% withholding on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including interest). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax.

Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules, including the availability of an exemption on such Non-U.S. Holder’s payments received under the Plan.

5.	Importance of Obtaining Professional Tax Assistance.

The foregoing is intended to be only a summary of certain U.S. federal income tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional. The U.S. federal, state, local, and foreign income and other tax consequences of the Plan are complex and in some cases uncertain. Such consequences may also vary based on the individual circumstances of each Holder of an Allowed Claim. Accordingly, each Holder of an Allowed Claim is strongly urged to consult with his, her, or its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Plan.

XVIII. RISK FACTORS IN CONNECTION WITH THE PLAN.

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project and the Debtors undertake no obligation to update any such statement.

A.	Delays and Risks Associated with the Plan.

1.	Failure to Consummate the Reorganization Transactions or Non-L&A Sales.

Debtors may not be able to consummate the Reorganization Transactions or Non-L&A Sales, as applicable, in a timely manner or at all. Moreover, any delay in consummation of the Reorganization Transactions or Non-L&A Sales, as applicable, will significantly impact the Debtors’ successful emergence from these chapter 11 cases.

2.	Termination of the RSA or PSA.

As more fully described in the RSA, the RSA may be terminated upon the occurrence of certain events, including, among others, the Debtors’ failure to meet specified milestones relating to filing, confirmation, and consummation of the Plan, and breaches by the Debtors and/or the Non-Company Parties of their respective obligations under the RSA. In the event that the RSA is terminated, parties may take certain actions against the Debtors that would impede the ability to successful confirm a Plan.

As more fully described in the PSA, the PSA may be termination upon the occurrence of certain events, including, among others, the failure of the Debtors to meet the milestones contained therein related to the approval of this Disclosure Statement and Confirmation of the Plan. In the event the PSA is termination, parties may take actions against the Debtors that would impede the ability of the Debtors to successfully confirm a Plan.

3.	Non-Confirmation or Delay of Confirmation of the Plan.

Although the Debtors assert that the Plan satisfies all of the requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not necessitate the solicitation, as applicable, of votes to accept the Plan, as modified.

Moreover, the Debtors can make no assurances that they will receive the requisite acceptances to confirm the Plan. Even if all Voting Classes vote in favor of the Plan or the requirements for “cram down” are met with respect to any Class that rejects the Plan or is deemed to reject the Plan, the Bankruptcy Court may exercise discretion as a court of equity and choose not to confirm the Plan. If the Plan is not confirmed, it is unclear what distributions Holders of Claims or Interests would ultimately receive with respect to their Claims or Interests in a subsequent plan of reorganization or otherwise,

4.	Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims.

If the Reorganization Transactions or Non-L&A Sales are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, and any other transaction that would maximize the value of the Debtors’ Estates. The terms of any alternative restructuring proposal may be less favorable to holders of Claims against and Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement.

Any material delay in the Confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Debtors. For example, it would adversely affect:

•	the Debtors’ ability to raise capital;

•	the Debtors’ liquidity;

•	how the Debtors’ businesses are viewed by regulators, investors, lenders, and credit ratings agencies;

•	the Debtors’ enterprise value; and

•	the Debtors’ business relationships with customers and vendors.

5.	Objections to the Plan’s Classification of Claims and Interests.

There is no guarantee that the Bankruptcy Court will agree with the classification of Claims and Interests as proposed by the Plan. Section 1122 of the Bankruptcy Code provides that a chapter 11 plan may place a claim or an equity interest in a particular class only if that claim or interest is substantially similar to the other claims or interests in that class. As is described herein, the Debtors believes that the Plan’s classification of Claims and Interests complies with the requirements under the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

6.	The Conditions Precedent to the Effective Date May Not Occur.

As set forth in Article IX of the Plan, the confirmation and Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the confirmation and Effective Date of the Plan will not take place. In the event that the Effective Date does not occur, the Debtors may seek confirmation of a new plan or be forced to pivot to a chapter 7 liquidation.

7.	Failure to Satisfy Voting Requirements.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction, subject to the terms of the RSA. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the holders of Interests and Claims as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

8.	The Debtors May Object to the Amount or Classification of a Claim.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan, subject to the terms of the RSA and PSA. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

9.	Conversion to Chapter 7.

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (b) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

10.	Inability to Assume and Assign Executory Contracts and Unexpired Leases.

An executory contract is a contract on which performance remains due to some extent by both parties to the contract. The Plan provides for, depending on the Reorganization Transactions or the Non-L&A Sales, the assumption and assignment of all Executory Contracts that are not specifically rejected as set forth in the Plan or the rejection of contracts unless otherwise assumed and/or assigned. The Debtors intend to preserve as much of the benefit of their existing Executory Contracts as possible or otherwise assume and assign the contracts to applicable buyers. However, with respect to some limited classes of Executory Contracts, including licenses with respect to patents or trademarks, the Debtors may need to obtain the consent of the counterparty to maintain the benefit of the contract. There is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive. The Debtors then would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

11.	No Legal or Tax Advice is Provided to You by This Disclosure Statement.

This Disclosure Statement is not legal or tax advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice, and are not personal to any person or entity. Each Holder of a Claim or an Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than as a disclosure of certain information regarding the Debtors and the Plan and to determine whether to complete an Opt-Out Form or object to confirmation of the Plan.

12.	Failure to Obtain Approval of Releases, Injunctions, and Exculpation.

The Debtors understand that certain parties may believe that they have valid objections to the release and exculpation provisions in the Plan. The Debtors and Non-Company Parties believe that any such objection is without merit; however, in the event that such objection is sustained by the Bankruptcy Court and such release and/or exculpation provisions are modified or stricken from the Plan, the Non-Company Parties may withdraw their support for the Plan, which may result in the Debtors being unable to confirm the Plan or any other chapter 11 plan.

B.	Allowance of Claims.

This Disclosure Statement has been prepared based on preliminary information concerning the Debtors’ books and records. The actual amount of Allowed Claims may differ from the Debtors’ current estimates.

C.	Risks Related to Recoveries Under the Plan.

1.	Recoveries Subject to Contingencies.

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

2.	The Amounts of Allowed Claims May Adversely Affect the Recovery of Some Holders of Allowed Claims.

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, the amount of Allowed Administrative Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims, thereby reducing the amount of distributions available for other Holders of Allowed Claims. The Debtors cannot determine with any certainty at this time the number or amount of such Claims that will ultimately be Allowed. Thus, the projected recoveries for Holders of Allowed Claims disclosed in this Disclosure Statement are highly speculative.

3.	Any Valuation of Any Assets to be Distributed Under the Plan is Speculative.

Any valuation of any of the assets to be distributed under the Plan is necessarily speculative. Accordingly, the ultimate value, if any, of these assets could materially affect, among other things, recoveries to the Holders of Allowed Claims.

4.	The Debtors Cannot Guarantee the Timing of the Distributions.

The timing of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, the Debtors cannot guarantee the timing of any recovery on an Allowed Claim.

5.	Certain Tax Implications of the Debtors Bankruptcy.

Holders of Allowed Claims should carefully review Article XVII of this Disclosure Statement, “Certain Tax Matters Relating to the Plan,” for a description of certain tax implications of the Plan and the Debtors’ Chapter 11 cases.

D.	Risks Related to the Debtors’ Businesses.

1.	The Debtors Will be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, the Debtors’ ability to consummate the Reorganization Transactions or Non-L&A Sales, as applicable, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the Reorganization Transactions or Non-L&A Sales, as applicable, specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions Filed in the Chapter 11 Cases from time to time; (c) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (d) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ Sale Transactions. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

2.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses.

A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ pursuit of the Reorganization Transactions or Non-L&A Sales, as applicable, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the restructuring. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success of the Debtors’ reorganization process.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of conversion to a chapter 7 proceeding may be increased, and, as a result, creditor recoveries may be significantly impaired.

3.	The Debtors’ Business is Subject to Various Laws and Regulations that May Adversely Affect the Cost, Manner, or Feasibility of Doing Business.

The Debtors’ operations are subject to various federal, state and local laws and regulations. The Debtors may be required to make large expenditures to comply with such regulations. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject the Debtors to administrative, civil and criminal penalties, which could have a material adverse effect on the recoveries set forth in the Plan.

4.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations.

The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly-skilled employee base. These Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees, notwithstanding the relief provided by the KEIP-KERP Motion and the Non-L&A KERP Motion. As a result, the Debtors may experience increased levels of employee attrition. Because competition for experienced personnel can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key management personnel could adversely affect the Debtors’ ability to operate their businesses.

E.	Disclosure Statement Disclaimer.

1.	The Financial Information Contained in This Disclosure Statement Has Not Been Audited.

In preparing this Disclosure Statement, the Debtors and their advisors relied on financial data derived from the Debtors’ books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information, and any conclusions or estimates drawn from that financial information, provided in this Disclosure Statement, and although the Debtors believe that the financial information herein fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant that the financial information contained herein, or any conclusions or estimates drawn therefrom, is without inaccuracies.

2.	Information Contained in This Disclosure Statement Is For Soliciting Votes.

This information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose.

3.	This Disclosure Statement Was Not Reviewed or Approved by the SEC.

This Disclosure Statement was not filed with the SEC under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement or the exhibits or the statements contained in this Disclosure Statement.

4.	This Disclosure Statement May Contain Forward Looking Statements.

This Disclosure Statement may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements and may include, without limitations, information regarding the Debtors’ expectations with respect to future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those risks described in this Article.

5.	No Legal or Tax Advice Is Provided to You by This Disclosure Statement.

This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each Holder of a Claim or an Interest should consult his or her own legal counsel, accountant or other applicable advisor with regard to any legal, tax and other matters concerning his, her or its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

6.	No Admissions Made.

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

7.	Failure to Identify Potential Objections.

No reliance should be placed on the fact that a particular Cause of Action or potential objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Litigation Trustee may, pursuant to the Plan, object to applicable Claims or Interests after the Effective Date of the Plan irrespective of whether this Disclosure Statement identifies a particular Cause of Action or objection to a Claim.

8.	No Waiver of Right to Object or Right to Recover Transfers and Assets.

The vote by a Holder of a Claim or Interest for or against the Plan does not constitute a waiver or release of any claims, causes of action or rights of the Debtors (or any entity, as the case may be) to object to that Holder’s Claim or Interest, or recover any preferential, fraudulent or other voidable transfer of assets, regardless of whether any claims or causes of action of the Debtors or their Estates are specifically or generally identified in this Disclosure Statement.

9.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors.

The Debtors’ advisors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although the Debtors’ advisors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement.

10.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date of this Disclosure Statement, unless otherwise specified in this Disclosure Statement, and the delivery of this Disclosure Statement after the date of this Disclosure Statement does not imply that there has not been a change in the information set forth in this Disclosure Statement since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.	No Representations Outside this Disclosure Statement.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to counsel to the Debtors and the U.S. Trustee.

XIX.	RESERVATION OF RIGHTS.

The foregoing discussion is subject to change (possibly substantially) based on, among other things, subsequent changes to the Plan and events that may subsequently occur that may impact the timeline for the transactions contemplated by the Plan. The Debtors and the Debtors’ advisors reserve the right to modify, revise, or supplement this discussion and other tax related sections of the Plan and Disclosure Statement in accordance with the terms of the Plan and the Bankruptcy Code.

XX.	RECOMMENDATION AND CONCLUSION.

For all the reasons set forth in this Disclosure Statement, the Debtors believe the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. In addition, any alternative to confirmation of the Plan could result in extensive delays and increased administrative expense. Accordingly, the Debtors submit the Plan is in the best interests of all Holders of Claims and Interests and should be confirmed on an uncontested basis.

[Remainder of Page Intentionally Left Blank]

Dated: June 26, 2024	EBIX, INC.
VERTEX, INCORPORATED
P.B. SYSTEMS, INC.
EBIX CONSULTING, INC.
EBIX US, LLC
FACTS SERVICES, INC.
DOCTORS EXCHANGE, INC.
EBIX INTERNATIONAL LLC
AGENCY SOLUTIONS.COM, LLC D/B/A HEALTH CONNECT LLC
CONFIRMNET CORPORATION
A.D.A.M., INC.
EBIX LATIN AMERICA, LLC

/s/ Peter Fitzsimmons
Name: Peter Fitzsimmons
Title: Chief Restructuring Officer

EXHIBIT A

FIRST AMENDED PLAN

[FILED SEPARATELY ON THE DOCKET]

EXHIBIT B

CORPORATE STRUCTURE CHART

EXHIBIT C

LIQUIDATION ANALYSIS

[TO COME]

EXHIBIT D

ILLUSTRATIVE PLAN COMPARISON

Illustrative Plan Comparison

Reorganization Transactions (Plan Sponsor)
Asset	Consideration
100% Equity of Ebix, Inc. and its Subsidiaries	$145 million
Assumption of Liabilities:[1]
Taxable gain on the L&A Sale Transaction[2]	$0 - 85 million
Australia Heads of State Agreement Liability[3]	$37 million (plus interest)
Singapore/India Liabilities[4]	$119 million

Total Ascribed Value	$301 - $361 million

[1]

Estimated potential tax liabilities. The Debtors and their non-Debtor affiliates do not admit any tax liability is due and owing by these estimates, or waive or release any potential claims or defenses with respect to these potential tax liabilities. The estimated potential tax liabilities are based on various assumptions and the actual tax liabilities, if any, may be materially different from the estimates as a result of the availability of the Debtors’ and the non-Debtor affiliates’ tax attributes, potential structuring, future transactions and operational activities, adjudication, contest procedures, or other factors.

[2]	See Disclosure Statement Section XVII.B.1.
[3]	See Disclosure Statement Section IV.E
[4]	See id.

Non-L&A Sales
Asset	Illustrative Value
Oakstone and A.D.A.M. businesses (Everyday Health Media, LLC Bid)	$4.05 million
Remaining North America business, exclusive of Oakstone and A.D.A.M. businesses (Fortium Investments Inc.)	$37.25 million
Potential Causes of Action, as estimated by the Committee[5]	$45 million
Appraised Value of Real Estate (1 Ebix Way, Johns Creek, Georgia 30097)	$12.6 million
Estimated Net Proceeds from Rest of World Assets (Brazil, India, Australia, UK)[6]	To be determined
Total Ascribed Value	$98.9 to be determined

[5]

By this estimate, the Debtors do not admit any causes of action exist, or waive or release any potential claims or defenses with respect to these causes of action. The estimated value of causes of action held by the Debtors has been provided to the Debtors by the Committee without substantiation.

[6]

There can be no assurance that the Debtors will receive binding offers for the Rest of World Assets. The Debtors have received non-binding indications of interest for these assets (net of the Australia tax liability and Singapore/India liabilities set forth above).